UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 15, 2021

EVOLVING SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (IRS Employer Identification No.)

9800 Pyramid Court, Suite 400 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EVOL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.   Entry into a Material Definitive Agreement.

Equity Purchase Agreement and Software Purchase Agreements

On October 15, 2021, Evolving Systems, Inc. and certain of its subsidiaries (collectively, the “Company”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) and two Software Purchase Agreements (the “Software Purchase Agreements” and, together with the Equity Purchase Agreement and the other transaction documents described therein, the “Purchase Agreements”) with subsidiaries and affiliates of PartnerOne Capital, Inc. (the “Purchasers”). The Purchase Agreements contemplate the sale and transfer of substantially all of the Company’s operating subsidiaries and all of its assets to the Purchasers for an aggregate purchase price of $40 million (subject to adjustment as set forth in the Equity Purchase Agreement). The Purchase Agreements include customary terms and conditions, including an adjustment to the purchase price based on the Company’s cash and cash equivalents on hand as of the closing date and provisions that require the Company to indemnify the Purchasers for certain losses that it incurs as a result of a breach by the Company of its representations and warranties in the Purchase Agreements and certain other matters.

Proceeds from the sale will be payable as follows: (1) a $37.50 million payment to the Company in cash on the closing date (subject to an adjustment as set forth in the Equity Purchase Agreement), and (2) $2.50 million placed in escrow on the closing date as security for the Company’s indemnification obligations to the Purchasers under the Purchase Agreements, which amount will be released to the Company on or before the first business day following the date that is twelve months from the closing date (less any portion of the escrow used to make indemnification payments to the Purchasers).

The Purchase Agreements contain customary representations and warranties of each of the parties. The Purchase Agreements contain indemnification rights in favor of the Company following closing for (i) breaches of any of the representations or warranties by the Purchasers including, but not limited to, breaches related to organization, authorization, and governmental authorization, and (ii) breaches of the covenants or agreements of the Purchasers in the Purchase Agreements. In addition, the Purchase Agreements contain indemnification rights in favor of the Purchasers following closing for (i) breaches of certain fundamental representations and warranties by the Company, including breaches related to organization, authorization, capitalization, title to purchased assets, and finders’ fees, (ii) breaches of any of the representations and warranties by the Company, and (iii) breaches of the covenants or agreements of the Company in the Purchase Agreements.

The completion of the transactions contemplated by the Purchase Agreements are subject to customary closing conditions, including the approval of the transactions by the Company’s stockholders.

The Equity Purchase Agreement prohibits the Company and its subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative acquisitions proposals, subject to certain limited exceptions. However, during the period from October 15, 2021 and continuing until 11:59 p.m. (EST) on November 15, 2021 (the “Go-Shop Period”), the Company is permitted to solicit, or initiate any acquisition proposal and engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect to any acquisition proposal. At the end of the Go-Shop Period, the Company will cease such activities, and will be subject to customary restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions with a third party (other than any Excluded Party, as described below) in relation to an alternative transaction, subject to certain customary exceptions to permit the Company Board to comply with its fiduciary duties. However, the Company may continue to engage in the foregoing activities with any third party that made an acquisition proposal prior to the end of the Go-Shop Period (each, an “Excluded Party”), but only for so long as such third party’s acquisition proposal is available to the company. Upon the withdrawal or termination of an acquisition proposal from an Excluded Party, such party shall no longer be an Excluded Party. The Company has engaged ValueScope, Inc. to act as the Company’s investment banker during the Go-Shop Period.

The Purchase Agreements contain specified termination rights for the parties. The Company has the right to terminate the Purchase Agreements if it enters into a definitive agreement in respect of a Superior Proposal (as defined in the Equity Purchase Agreement), provided that the Company complies with certain notice and other requirements set forth in the Equity Purchase Agreement. In such event, the Company may be required to pay the Purchasers a termination fee equal to $2.0 million.

Simultaneously with the execution of the Purchase Agreements, Singer Children’s Management Trust (the “Stockholder”), which holds approximately 20.8% of the Company’s issued and outstanding common stock, entered into a Voting Agreement with the Purchasers (the “Voting Agreement”). The Voting Agreement requires the Stockholder, so long as the Voting Agreement has not terminated in accordance with its terms, to vote in favor of the Company’s consummation of the transactions contemplated by the Purchase Agreements. The Voting Agreement and the obligations of the Stockholder will terminate upon, among other things, the termination of the Purchase Agreements, the withdrawal by the board of directors of its recommendation that stockholders vote to approve the Purchase Agreements, or the entry by the Company, without the prior written consent of the Stockholder, of an amendment to the Purchase Agreements or a waiver of any term thereof which results in a material decrease in, or material change in the composition of, the purchase price payable under the Purchase Agreements. The Voting Agreement does not limit or affect any actions or omissions taken by any affiliate of the Stockholder in its capacity as a director or officer of the Company and may not be construed to prohibit, limit, or restrict any stockholder (whether or not affiliated with the Stockholder) from exercising its fiduciary duties as an officer or director of the Company or its remaining stockholders.

Simultaneously with the approval by the board of directors of the Company (the “Board”) of the Company’s execution of the Purchase Agreements, the Board formed a subcommittee of the Board (the “Investment Committee”) to evaluate options to maximize the value of the Company’s assets, which, following the closing of the transactions contemplated under the Purchase Agreements, will consist primarily of cash and cash equivalents. The Board has authorized the Investment Committee to retain such counsel, experts, consultants or other professionals as the Investment Committee shall deem appropriate from time to time to aid the Investment Committee in the performance of its duties.

A copy of the Equity Purchase Agreement is attached hereto as Exhibit 2.1. Copies of the Software Purchase Agreements are attached hereto as Exhibits 2.2 and 2.3. The description of the material terms of the Purchase Agreements in this Item 1.01 is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference. A copy of the press release announcing the sale is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

On October 18, 2021, the Company issued a press release announcing the execution of the Purchase Agreements described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Forward Looking Statements

Certain statements in this communication constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “see,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to the Company’s future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this communication are forward-looking statements that involve risks and uncertainties that may cause the Company’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreements; the failure to obtain the approval of the Company’s stockholders or required third party consents or the failure to satisfy any of the other closing conditions to the Purchase Agreements; potential disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the Purchase Agreements on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; general business conditions; changes in overall economic conditions that impact consumer spending; the impact of competition; and other factors which are often beyond the control of the Company, as well as other risks listed in the Company’s Form 10-K filed March 17, 2021 with the Securities and Exchange Commission and risks and uncertainties not presently known to the Company or that the Company currently deems immaterial. The Company wishes to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. The Company does not undertake any obligation to update forward-looking statements, except as required by law.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at https://www.evolving.com/investors. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a written request to Corporate Secretary, Evolving Systems, Inc., 9800 Pyramid Court, Suite 400, Englewood, Colorado, 80112. Phone: (303) 802-1000.

Investor Relations:

Email: investors@evolving.com

Matthew Stecker, director and Chief Executive Officer, Mark Szynkowski, Senior Vice President of Finance and Secretary, and certain other directors and officers of the Company, are or may be deemed participants in the Company’s solicitation. Neither Mr. Stecker nor Mr. Szynkowski own in excess of 1.0% of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant documents to be filed with the SEC in connection with the transaction. Information relating to the foregoing can also be found in the Company’s definitive proxy statement filed April 30, 2021. To the extent that holdings of the Company’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such transaction when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.evolving.com/investors.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Equity Purchase Agreement, dated as of October 15, 2021, by and among Evolving Systems, Inc. and Evolving Systems Holdings Ltd., ETI-NET Inc., Investissements Riv Europe Ltee, a Quebec corporation, and Said Hini.

2.2*	Software Purchase Agreement, dated as of October 15, 2021, by and among Evolving Systems, Inc., Evolving Systems NC, Inc., and ETI-NET Inc.

2.3*	Software Purchase Agreement, dated as of October 15, 2021, by and among Evolving Systems, Inc., Evolving Systems Limited, and ETI-NET Inc.

99.1	Press release of Evolving Systems, Inc. issued on October 18, 2021.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Certain exhibits and the disclosure schedules to the Purchase Agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any exhibit or schedule omitted from the Purchase Agreements to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2021

Evolving Systems, Inc.

(Registrant)

By:	/s/ Mark P. Szynkowski
Mark P. Szynkowski
Senior Vice President of Finance & Secretary

Exhibit 2.1

EXECUTION VERSION

EQUITY PURCHASE AGREEMENT

by and between

EVOLVING SYSTEMS, INC., as Seller,

EVOLVING SYSTEMS HOLDINGS LTD., as Seller,

and

ETI-NET INC., as Buyer,

INVESTISSEMENTS RIV EUROPE LIMITÉE, as Buyer, and

SAID HINI, as Buyer

dated as of October 15, 2021

Table of Contents

Page

ARTICLE 1	THE CLOSING	2

1.1	Purchase and Sale	2
1.2	Purchase Price	2
1.3	Closing Date Statement; Payment of the Purchase Price	3
1.4	The Closing	3

ARTICLE 2	REPRESENTATIONS AND WARRANTIES OF SELLERS	3

2.1	Organization	3
2.2	Power and Authorization	4
2.3	Governmental Approvals; No Conflicts	4
2.4	Corporate Records	5
2.5	Capitalization	5
2.6	Ownership of Shares	6
2.7	Compliance with Laws	6
2.8	Financial Statements	6
2.9	No Material Adverse Effect; Ordinary Course Operation	6
2.10	Tax Matters	8
2.11	Real Property	8
2.12	Title to Assets; Sufficiency of Assets	9
2.13	Intellectual Property	9
2.14	Material Contracts	12
2.15	Insurance	13
2.16	Litigation; Orders	14
2.17	Labor Matters	14
2.18	Employee Benefits	15
2.19	Certain Business Relationships with the Group Companies	15
2.20	Brokers	15
2.21	COVID-19	15
2.22	Environmental Matters	15
2.23	IT and Data Security	16
2.24	No Other Representations or Warranties	17

ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF BUYER	18

3.1	Organization	18
3.2	Authority; Enforceability	18
3.3	Litigation	19
3.4	Brokers	19
3.5	Buyer Financial Ability	19
3.6	Investment Intent	19
3.7	Buyer’s Reliance	19

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ARTICLE 4	COVENANTS	20

4.1	Conduct of the Business	20
4.2	Go-Shop; Acquisition Proposals	20
4.3	Proxy Statement	21
4.4	Shareholders Meeting	22
4.5	Access	23
4.6	Commercially Reasonable Efforts; Reorganization	23
4.7	Schedule Updates	24
4.8	Reserved	24
4.9	Public Announcements; Confidentiality	24
4.10	Certain Tax Matters	25
4.11	No Control of Acquired Companies’ Business	26
4.12	Reorganization	26
4.13	Change of Name	26
4.14	Release	26
4.15	Group Company Cash	26

ARTICLE 5	CONDITIONS PRECEDENT TO CLOSING	27

5.1	Conditions Precedent to Obligation of Buyers	27
5.2	Conditions Precedent to Obligations of Sellers	29
5.3	Conditions Precedent to Obligation of the Parties	29
5.4	Frustration of Conditions	29

ARTICLE 6	TERMINATION	30

6.1	Termination	30
6.2	Effect of Termination	31
6.3	Seller Termination Fee	31

ARTICLE 7	INDEMNIFICATION	31

7.1	Survival	31
7.2	Indemnification	32
7.3	Indemnification Limits and Qualifications	33
7.4	Order of Recovery	34
7.5	Claims Not Involving Third Parties	34
7.6	Third Party Claims	35
7.7	Exclusive Remedy	36
7.8	Adjustment to Purchase Price	37
7.9	Release of Indemnity Escrow Amount	37

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ARTICLE 8	MISCELLANEOUS	37

8.1	Further Assurances	38
8.2	No Third-Party Beneficiaries	38
8.3	Entire Agreement	38
8.4	Succession and Assignment	38
8.5	Counterparts	38
8.6	Interpretation	38
8.7	Notices	39
8.8	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	40
8.9	Amendments and Waivers	41
8.10	Severability	41
8.11	Expenses	41
8.12	Specific Performance	41

EXHIBITS

Exhibit A – Definitions

Exhibit B - Guaranty

Exhibit C – Disclosure Schedule

Exhibit D – US Software Purchase Agreement

Exhibit E – UK Software Purchase Agreement

SCHEDULES

Schedule I – Shares and Acquired Companies

Schedule II – Assigned Assets

Schedule III – French Assets

Schedule IV – Software

Schedule 1.1 – Purchase and Sale of Shares

Schedule 5.1(d)(ix) – Consents

iii

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) is made and entered into as of October 15, 2021, by and between Evolving Systems, Inc., a Delaware corporation (“Parent”), and Evolving Systems Holdings Ltd., a limited corporation incorporated under the laws of England and Wales with company number 05272751 (“Evolving UK” and together with Parent, “Sellers”) and ETI-NET Inc., a Quebec corporation (“ETI-NET”), Investissements Riv Europe Ltee, a Quebec corporation (“IRE”) and Said Hini, an individual (“Hini”, and collectively with ETI-NET and IRE, “Buyers”). Each of Buyers and Sellers are sometimes individually referred to herein as a “Party” and collectively referred to herein as the “Parties.” To the extent that capitalized terms are not defined in the text hereof, such terms shall have the meanings set forth in Exhibit A hereto.

WHEREAS, Sellers own, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests (collectively, the “Shares”) of the entities listed on Schedule I hereto (collectively, the “Acquired Companies” and each an “Acquired Company”);

WHEREAS, Sellers desire to sell to Buyers, and Buyers desire to purchase from Sellers, all of the Shares, subject to the terms and conditions of this Agreement;

WHEREAS, concurrently with the execution of this Agreement and the Software Purchase Agreements, as an inducement for the for the Sellers and the Software Sellers to enter into this Agreement and the Software Purchase Agreements, as applicable, and in support of the obligations of the Buyers under this Agreement and the Software Purchase Agreements, Partner One Capital Inc. has duly executed and delivered to the Sellers a guaranty in the form attached hereto as Exhibit B (the “Guaranty”);

WHEREAS, prior to the Closing Date, Parent shall have caused the outstanding equity of each of Lumata Deutschland GmbH and Evolving Systems GmbH (the “German Subsidiaries”) to be contributed, by way of dividends, to being wholly-owned direct subsidiaries of Parent (the “German Reorganization”);

WHEREAS, immediately prior to and conditioned upon the consummation of the Closing, Parent shall have contributed or assigned, and shall have caused Evolving Systems NC, Inc., a Delaware corporation (“Evolving NC”) to contribute or assign the contracts, patents, trademarks and other assets set forth on Schedule II hereto (“Assigned Assets”) to PartnerOne Acquisitions, Inc., a corporation incorporated under the laws of Quebec (“Acquisitions”) and Evolving Systems Lumata Ltd., a limited corporation incorporated under the laws of England and Wales (“Lumata UK”) (such contribution, the “Asset Contribution”) as set forth on Schedule II;

WHEREAS, immediately prior to and conditioned upon the consummation of the Closing, Parent shall have caused Act 750 s.a.s., a company incorporated under the laws of France (“Act 750”) to contribute or assign each of the contracts and other assets set forth on Schedule III hereto (“French Assets”) to Acquisitions and Lumata UK as set forth on Schedule III (such contribution, the “French Contribution” and collectively with the German Reorganization, and the Asset Contribution, the “Reorganization”);

WHEREAS, immediately prior to and conditioned upon the consummation of the Closing, Parent shall have sold, and shall have caused Evolving NC and Evolving Systems Limited., a limited corporation incorporated under the laws of England and Wales (“ESL UK”) (such entities collectively with Parent, the “Software Sellers”) to have sold, to ETI-NET all software owned by them, including but not limited to the software set forth on Schedule IV hereto and any customization or variation thereof (the “Software Assets”) pursuant to the Software Purchase Agreements, (as defined herein), such that, upon the closing of the transactions contemplated by the Software Purchase Agreements and the transactions contemplated by this Agreement, including the Reorganization (collectively, the “Transactions”), Buyers will acquire substantially all of the business of the Group Companies as currently conducted (the “Business”);

WHEREAS, the board of directors (or other equivalent bodies) of each of Sellers and Buyers has approved the Transactions upon the terms and subject to the conditions set forth in this Agreement and has approved and declared advisable this Agreement; and

WHEREAS, concurrently with the execution of this Agreement, Karen Singer, solely in her capacity as Trustee of the Singer Children’s Management Trust (“SCMT”), has entered into a voting agreement with the Buyer pursuant to which Ms. Singer has agreed, subject to the terms and conditions therein, to vote shares of common stock of the Parent held by SCMT to approve the Transactions at the Shareholders Meeting.

NOW THEREFORE, in consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties and covenants contained herein, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

THE CLOSING

1.1           Purchase and Sale.

(a)          On and subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell, convey, assign, and transfer to Buyers, and Buyers shall purchase, acquire and accept from Sellers, the Shares as set forth on Schedule 1.1.

(b)          Parent hereby waives any rights of pre-emption or other restrictions on transfer in respect of the Shares (or any of them) conferred by Evolving BLS’ articles of association or otherwise.

1.2           Purchase Price.

(a)          The aggregate purchase price for the Shares shall equal Ten Million Dollars ($10,000,000) minus (i) the amount of the Paid Transaction Expenses, minus (ii) the amount of Contributed Cash and Cash Equivalents, minus (iii) the Settlement Amount (as so adjusted, the “Purchase Price”).

(b)          At the Closing, Buyers will deposit $2,500,000 (the “Escrow Amount”) into an escrow account (the “Escrow Account”) with the Escrow Agent pursuant to the Escrow Agreement, to secure Sellers’ (and the other Group Companies) continuing obligations, covenants, agreements and liabilities under this Agreement. The Escrow Amount shall be disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement and this Agreement.

1.3           Closing Date Statement; Payment of the Purchase Price.

(a)          At least two (2) Business Days prior to the Closing Date, Parent shall deliver to Buyers a written statement executed by an officer of Parent (the “Closing Date Statement”) setting forth Parent’s good faith calculation, including reasonable details and reasonable supporting documentation, including bank statements as of that Business Day, of the following: (i) an itemized list of Paid Transaction Expenses; (ii) the aggregate amount of Contributed Cash and Cash Equivalents, and (iii) the Purchase Price calculated based thereon. Parent shall provide Buyers with a reasonable opportunity to review and to propose comments to the Closing Date Statement, which Parent shall consider in good faith, and Parent may make any corresponding changes to the Closing Date Statement that Parent reasonably deems appropriate based on Buyers’ comments.

(b)          At the Closing, Buyers shall pay or cause to be paid to Parent, by wire transfer of immediately available funds to a bank account designated by Parent, an amount equal to the Purchase Price, minus the Escrow Amount, plus the Software Purchase Price.

1.4           The Closing. The closing of the Transactions (the “Closing”) shall take place by remote closing via the electronic exchange of documents and signatures, but in no event later than two (2) Business Days after satisfaction or waiver of all of the conditions precedent to Closing set forth in Article 5, other than those conditions precedent that are to be satisfied at the Closing (but subject to the satisfaction or waiver of such conditions at the Closing) (the “Closing Date”). At the Closing, (a) Sellers shall deliver to Buyers the various certificates, instruments and documents referred to in Section 5.1, (ii) Buyers shall deliver to Sellers the various certificates, instruments and documents referred to in Section 5.2 and (iii) Buyers shall deliver or cause to be satisfied the payments required to be made on the Closing Date set forth in Section 1.2.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLERS

Parent hereby represents and warrants to Buyers as of the date hereof, and as of the Closing Date as follows, and in each case except as set forth on the disclosure schedule attached to this Agreement as Exhibit C (the “Disclosure Schedule”), with disclosures on one Section of the Disclosure Schedule qualifying representations in non-corresponding Sections of this Article 2 to the extent their applicability is readily apparent:

2.1           Organization. Each of Parent and the Acquired Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary corporate power and authority to own, operate and lease its Assets and to carry on its Business as it is currently conducted. Each Acquired Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the Assets owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

2.2           Power and Authorization. Sellers, and each of the applicable Group Companies, have all requisite power and authority necessary to execute, deliver and perform their obligations under this Agreement and the other Transaction Documents to which they are a party and to consummate the transactions contemplated hereby, including the Reorganization, subject to the Requisite Shareholder Approval. Except for the Requisite Shareholder Approval, no other corporate proceedings on the part of Sellers or the other Group Companies are necessary to approve this Agreement or to consummate the transactions contemplated hereby, including the reorganization. The execution, delivery, and performance by Sellers and the other Group Companies of this Agreement and the other Transaction Documents to which they are a party, and subject to the Requite Shareholder Approval, the consummation by Sellers of the transactions contemplated hereby, including the Reorganization, have been duly and validly approved by all necessary corporate action. This Agreement and each Transaction Document to which Sellers or any other Group Companies are, or will be at Closing, a party (a) have been (or, in the case of Transaction Documents to be entered into at the Closing, will be when executed and delivered) duly executed and delivered by Sellers and the other Group Companies as applicable and (b) is (or, in the case of Transaction Documents to be entered into at the Closing, will be when executed and delivered) legal, valid and binding obligation of Sellers and the other Group Companies, as applicable, enforceable against Sellers and the other Group Companies, as applicable, in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.

2.3           Governmental Approvals; No Conflicts.

(a)          Except as set forth in Section 2.3(a) of the Disclosure Schedule, no consents, approvals, orders, or authorizations of, or registrations, declarations or filings with or notices to, any Governmental Entities or any third party are required to be made or obtained by Sellers or any of the Group Companies in connection with the execution, delivery, or performance by Sellers or any other Group Companies of this Agreement and the Transaction documents to which they are a party, or to consummate the transactions contemplated hereby and thereby, except for: (i) the applicable requirements of the Exchange Act, including the filing with the SEC of a proxy statement relating to the Requisite Shareholder Approval (as amended or supplemented from time to time, the “Proxy Statement”); (ii) the Requisite Shareholder Approval; and (iii) such other consents, approvals, orders, or authorizations of, or registrations, declarations or filings with or notices to, any Governmental Entities or any third party the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Group Companies or the Business.

(b)          Subject to receipt of the consents and approvals and making the filings referred to in Section 2.3(a), the execution, delivery and performance by Sellers (and the other applicable Group Companies) of this Agreement and the Transaction Documents to which Sellers or any Group Company is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) result in a violation or breach of any provision of the Organizational Documents of Sellers or any such Group Company, (ii) result in the imposition or creation of any Lien upon or with respect to any of the Assets owned or used in the Business, (iii) result in a violation or breach of any Order or Law to which any Acquired Company or any Assets of the Business are subject, (iv) result in a violation of any Order or Law to which Sellers or any Acquired Company or any Assets of the Business are subject or (v) except as set forth on Section 2.3(a) of the Disclosure Schedule, require the consent of or notice to any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Contract to which any Acquired Company or any Assets of the Business are subject or bound, except (A) in the cases of clauses (ii), (iii), (iv) and (v), where the imposition, creation, violation, breach, conflict, default, acceleration or failure to obtain consent or give notice has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) in the case of clause (iv), where the violation would not, individually or in the aggregate, materially impair or impede Sellers’ and the other Group Companies’ right or ability to consummate the transactions contemplated hereby.

2.4           Corporate Records. Correct and complete copies of the current Organizational Documents of each Acquired Company have been made available to Buyers.

2.5           Capitalization.

(a)          Section 2.5(a) of the Disclosure Schedule sets forth the number of issued and outstanding Equity Securities for each of the Acquired Companies and each of their direct and indirect Subsidiaries. Sellers, as applicable, are the direct or indirect beneficial owner of all of the issued and outstanding Equity Securities of the Acquired Companies free of any and all Liens. As of the date hereof, the Sellers, as applicable, are the direct or indirect beneficial owner of all of the issued and outstanding Equity Securities of each Acquired Company. All outstanding Equity Securities of the Acquired Companies and each of their direct and indirect Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of the applicable Organizational Documents or any other Contract to which Sellers or any Acquired Company is a party and are not subject to any preemptive or similar rights (and were not issued in violation of any preemptive or similar rights). Except as set forth on Section 2.5(b) of the Disclosure Schedule, as of the date of this Agreement, no Equity Securities of the Acquired Companies are outstanding.

(b)          Except as set forth in on Section 2.5(b) of the Disclosure Schedule and except for rights created pursuant to this Agreement, there are no options, warrants or other rights to subscribe for or purchase any Equity Securities of any of the Acquired Companies or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any Equity Securities of any of the Acquired Companies, nor are any of the Acquired Companies committed to issue any such option, warrant or other right. Except as set forth on Section 2.5(b) of the Disclosure Schedule, there are no outstanding equity appreciation, phantom equity, profit participation or similar rights with respect to the equity interests of any of the Acquired Companies. There are no (i) outstanding obligations of any Acquired Company (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any Equity Securities or (ii) voting trusts, voting agreements, stockholders’ agreement, proxy or other agreements to which any Acquired Company is a party with respect to the voting or transfer of any of its Equity Securities.

(c)          Except as set forth on Section 2.5(c) of the Disclosure Schedule, none of the Acquired Companies has any Subsidiaries or holds any equity interest in any other Person (other than another Acquired Company).

2.6           Ownership of Shares. Except as set forth on Section 2.6 of the Disclosure Schedule, Sellers hold of record and own beneficially the Shares free and clear of any Liens (other than Permitted Liens). At the Closing, upon Buyers’ payment of the Purchase Price, Buyers will acquire full legal and beneficial ownership of such Shares, free and clear of any and all Liens (other than Permitted Liens and Liens created by Buyers and transfer restrictions arising under applicable state and federal securities Laws).

2.7           Compliance with Laws.

(a)          Except as set forth in the SEC Documents or on Section 2.7(a) of the Disclosure Schedule, during the three (3) years immediately preceding the Closing Date, each of the Acquired Companies been in compliance, in all material respects, with all applicable Law.

(b)          Each of the Acquired Companies has all permits, licenses, authorizations, orders and approvals (collectively, “Permits”) of, and has made all material filings, applications and registrations with, all Governmental Entities that are required in order to permit it to own or lease its properties and to conduct its Business as presently conducted and as now reasonably proposed to be conducted by the Parent, and to the Knowledge of Seller all such Permits are in full force and effect and, to the Knowledge of Seller, no suspension or cancellation of any Permit is threatened, in each case.

2.8           Financial Statements.

(a)          The consolidated financial statements of Parent included in the SEC Documents present fairly, in all material respects, the financial position and the results of operations of the Acquired Companies for the respective periods referred to therein, and were prepared in accordance with GAAP.

(b)         Except as set forth in the SEC Documents or on Section 2.8(b) of the Disclosure Schedule, no Acquired Company has any material Liability (whether absolute, accrued, contingent or otherwise) except (i) Liabilities incurred since June 30, 2021 (the “Recent Balance Sheet Date”) in the ordinary course of business, (ii) Liabilities not required under GAAP to be disclosed or provided for in a consolidated balance sheet of the Group Companies, or (iii) liabilities incurred in connection with the transactions contemplated hereby.

2.9           No Material Adverse Effect; Ordinary Course Operation. Except as set forth in the SEC Documents or on Section 2.9 of the Disclosure Schedule and except for actions taken in connection with the transactions contemplated by this Agreement or any Transaction Document, including the Reorganization, since December 31, 2020, the Acquired Companies have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice (other than actions taken or omitted to be taken in response to COVID-19 or COVID-19 Measures), and there has not been any:

(a)          event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate Material Adverse Effect;

(b)         amendment of the charter, by-laws or other Organizational Documents of the Acquired Companies or any issuance or other disposition of, or split, combination or reclassification of, any Equity Securities of the Acquired Companies;

(c)          declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(d)          material change in any method of accounting or accounting practice of the Group Company, except as required by GAAP;

(e)           incurrence, assumption or guarantee by any Acquired Company of any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

(f)           transfer, assignment, sale or other disposition by any Group Company of any material assets or properties used in the Business;

(g)          material damage, destruction or loss (whether or not covered by insurance) to its property;

(h)          any capital expenditures or investment in, or any loan to, any other Person by any Acquired Company;

(i)           acceleration, termination, material modification to or cancellation of any Material Contract to which the Acquired Companies are a party or by which it is bound or that the Buyers are assuming in the Reorganization (other than any termination or cancellation of a Material Contract in accordance with its terms);

(j)           action by the Acquired Companies to (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than (A) increases in compensation or benefits in the ordinary course of business and consistent with past practice, including as a result of an employee, contractor, or consultant being promoted or assigned new responsibilities, (B) as provided for in any written agreements, or (C) as required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employee for which the costs and expenses exceed One Hundred Thousand Dollars ($100,000) or its equivalent in foreign currencies, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant of any Acquired Company;

(k)          adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, contractor or consultant of the Acquired Companies with an annual compensation in excess of $100,000, or (ii) Company Benefit Plan;

(l)            entry into a new line of business or abandonment or discontinuance of existing lines of business by any Group Company;

(m)          adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; or

(n)           any entry into contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

2.10      Tax Matters. Except as disclosed in the SEC Documents or on Section 2.10 of the Disclosure Schedule and except as would not have a Material Adverse Effect: (a) all material Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to each Acquired Company and its Subsidiaries have been duly, timely and accurately filed; (b) all Taxes shown to be due on the Tax Returns referred to in clause (a) have been paid in full, except with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP; (c) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to the assessment of any Tax for any currently open taxable period with respect to any Acquired Company; (d) to the Knowledge of Seller, there is no pending or proposed deficiency, examination or other Proceeding with respect to Taxes of any Acquired Company; and (e) each Acquired Company has complied with all Laws relating to the withholding of Taxes.

2.11      Real Property.

(a)          Section 2.11(a) of the Disclosure Schedule contains (i) a list of all real property leased or subleased by any Acquired Company (the “Real Property”) and (ii) a list of each lease, sublease or other Contract under which Real Property is occupied or used by an Acquired Company (the “Real Property Leases”).

(b)          Other than as set forth in the SEC Documents or on Section 2.11(b) of the Disclosure Schedule, none of the Acquired Companies is a party to any lease, sublease, license or other Contract granting to any Person, other than the Acquired Companies, the right of use or occupancy of any of the Real Property. None of the Acquired Companies owns any real property.

(c)          Sellers has made available to Buyers true, correct and complete copies of the Real Property Leases, in each case as amended or otherwise modified and in effect. Each Real Property Lease is valid, binding and enforceable as to, and existing in full force and effect with respect to, the applicable Acquired Company and, to the Knowledge of Seller, the other parties thereto, in accordance with its respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity. Except as set forth in the SEC Documents or on Section 2.11(c) of the Disclosure Schedule, neither Sellers nor any of the other Acquired Companies have received any written notice from the fee owner of any Real Property alleging a default by any Acquired Company that remains uncured under the applicable Real Property Lease and, to the Knowledge of Seller, no set of facts currently exists which, following the lapse of time, giving of notice, or both, would constitute a default under any Real Property Lease.

2.12      Title to Assets; Sufficiency of Assets.

(a)          Except as set forth on Section 2.12 of the Disclosure Schedule, each of the Group Companies has good and valid title to all Assets used in the Business, free and clear of all Liens, except for Permitted Liens, other than Assets leased or licensed pursuant to valid and binding Contracts or Assets that have been sold or otherwise disposed of in the ordinary course of business.

(b)          Except as set forth on Section 2.12 of the Disclosure Schedule, the furniture, fixtures, machinery, equipment, and other items of tangible personal property used in the Business and being acquired by the Buyers are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such furniture, fixtures, machinery, equipment, and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The furniture, fixtures, machinery, equipment, and other items of tangible personal property currently owned or leased by the Acquired Companies (or are otherwise being acquired by the Buyers), together with all other properties and Assets being acquired by the Buyer, are sufficient for the continued conduct of the Business after the Closing.

2.13      Intellectual Property.

(a)          Section 2.13(a) of the Disclosure Schedule identifies all patents, patent applications, registered trademarks and copyrights, applications for trademark and copyright registrations, domain names and other forms of registered Intellectual Property and applications therefor, owned by the Group Companies (collectively, the “Company Registrations”). Except as provided in Section 2.13(a) of the Disclosure Schedule each of the Company Registrations is valid, subsisting, enforceable, and in full force and effect. With respect to any Company Registrations and to the Knowledge of Seller, except as listed in Section 2.13(a) of the Disclosure Schedule: (i) the Group Companies have paid all registration, maintenance fees and renewal fees, and made all filings required to maintain the Group Companies’ ownership thereof; and (ii) all necessary documents, recordations, and certificates in connection with such Intellectual Property have been filed with the relevant Governmental Authorities in all jurisdictions, under the laws and regulations under the relevant Governmental Authorities in all jurisdictions, as the case may be, for the purposes of prosecuting, perfecting and maintaining such Company Registrations.

(b)          Except as provided in Section 2.13(b) of the Disclosure Schedule all Company Intellectual Property is being sold, transferred and/or assigned to the Buyers or to the Acquired Companies as part of the Transactions.

(c)           Except as disclosed in the SEC Documents or provided in Section 2.13(c) of the Disclosure Schedule, (i) the Group Companies own all worldwide rights, titles, and interests in and to, or is the exclusive licensee of, each item of Company Intellectual Property, free and clear of any Lien (other than Permitted Liens, non-exclusive licenses granted to customers pursuant to the standard customer agreement(s) of the Group Companies in the ordinary course of business, and licenses granted in the Outbound IP Contracts identified in Section 2.13(e) of the Disclosure Schedule); (ii) the Company Intellectual Property is not subject to payment of any royalties, contingent payment, or other consideration in connection with its sale, making available, licensing, transfer, assignment, or conveyance; and (iii) a member of the Group Companies is the owner of record or exclusive licensee of all Company Registrations.

(d)          To the Knowledge of Seller, except as provided in Section 2.13(d) of the Disclosure Schedule, none of the Group Companies has received any opinion of counsel of any Person infringing, misappropriating, diluting, using without authorization or otherwise violating any Company Intellectual Property or Intellectual Property exclusively licensed to any Group Company in any manner. Except as provided in Section 2.13(d) of the Disclosure Schedule, none of the Group Companies has received any offers to licenses or any notices of infringement, dilution, misappropriation, or other violation with respect to any third party Intellectual Property. To the Knowledge of Seller, neither the conduct of any Group Company as currently conducted or as anticipated to be conducted, nor any products or services currently or previously marketed, infringe, misappropriate, dilute, or otherwise violate the Intellectual Property of any other Person. To the Knowledge of Seller, except as provided in Section 2.13(d) of the Disclosure Schedule, none of the Company Registrations is subject to any pending or threatened contestation by or on behalf of any Person, including without limitation any oppositions, cancellation proceedings, proceeding pertaining to inventorship, protests, pre or post-grant reviews.

(e)           Section 2.13(e) of the Disclosure Schedule identifies each Contract: (i) under which any Group Company uses or licenses any Intellectual Property that is material to the conduct of the Business of any Group Company as currently conducted or as anticipated to be conducted (other than commercially available off-the-shelf software) owned by a third party (the “Inbound IP Contracts”), (ii) under which any Group Company has granted to any Person any license, right or interest in any Company Intellectual Property that is material to the conduct of the Business of the Group Companies as currently conducted, excluding Contracts entered into in the ordinary course of business that include standard terms and conditions for the licensing of Company Intellectual Property by the Company to customers(the “Outbound IP Contracts”), and (iii) that otherwise affects the use of or rights of any Group Company in any Company Intellectual Property (such Contracts, the “IP Contracts”). The IP Contracts are valid, binding and enforceable against the applicable Group Company and, to the Knowledge of Seller, the other parties thereto, and the IP Contracts are in full force and effect. Except as provided in Section 2.13(d) of the Disclosure Schedule, neither the applicable Group Company, nor, to the Knowledge of Seller, the other party thereto has materially breached any of the IP Contracts. To the Knowledge of Seller, except as provided in Section 2.13(e) of the Disclosure Schedule, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any IP Contract for products for which customers of any of the Group Companies are currently making payments or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Except as provided in Section 2.13(e) of the Disclosure Schedule, true, correct and complete copies of all IP Contracts have been provided to Buyer.

(f)           The Group Companies have the right to use all Intellectual Property necessary for the conduct of the Business as currently conducted. Except as provided in Section 2.13(f) of the Disclosure Schedule, no Seller and no Group Company that is not an Acquired Company shall retain any right to use or grant others the right to use Company Intellectual Property or any Intellectual Property licensed to any Group Company. No Group Company is bound by any Order or Contract that limits or impairs its ability to use, transfer, license, sell or otherwise enforce any right forming party of any of the Intellectual Property owned or licensed by a Group Company for products for which customers of any of the Group Companies are currently making payments.

(g)          To the Knowledge of Seller, each Group Company has taken commercially reasonable steps to maintain and protect all of its rights in and to Company Intellectual Property in accordance with industry practice that is material to the conduct of the Business of any Group Company. To the Knowledge of Seller, except as provided in Schedule 2.13(g) of the Disclosure Schedule, each current and former employee, consultant, and independent contractor of any Group Company that has contributed to the creation of any Intellectual Property purportedly owned by any Group Company has entered into a valid and enforceable written agreement assigning to the applicable member of the applicable Group Company all Intellectual Property created by such Person. Except as provided in Schedule 2.13(g) of the Disclosure Schedule, a Group Company owns all Intellectual Property in all material developments made by directors, former directors, employees, former employees, founders, consultants, former consultants, and other contractors or former contractors in the course of their engagement for one or more members of any Group Company (the “Developed IP”). Except to the extent Intellectual Property is already owned by a member of the Seller Group pursuant to applicable Laws, to the Knowledge of Seller, except as provided in Schedule 2.13(g) of the Disclosure Schedule, a member of the Group Companies has valid, binding written and signed agreements with all contributors to Developed IP providing for the assignment to the full extent provided by applicable Laws of all Intellectual Property in Developed IP as well as the waiver to the full extent provided by applicable Laws of all moral rights in Developed IP. To the Knowledge of Seller, except as provided in Schedule 2.13(g) of the Disclosure Schedule, any confirmatory assignments required by applicable Laws to transfer legal title to Developed IP that is material to the conduct of the Business of any Group Company has been duly executed. To the Knowledge of Seller, except as provided in Schedule 2.13(g) of the Disclosure Schedule, there are not and have not been any breaches of agreements pertaining to Developed IP.

(h)          The Group Companies hold a complete and fully exploitable copy of all source material (including without limitation any source code, and programmers documentation) pertaining to Developed IP for products for which customers of any of the Group Companies are currently making payments as well as any and all Software forming part of the Company Intellectual Property for products for which customers of any of the Group Companies are currently making payments so as to allow the Group Companies to maintain, modify and further develop such Intellectual Property. Except as provided in Section 2.13(h) of the Disclosure Schedule, no member of the Group Companies has entered into any escrow agreement, or other similar agreement, pursuant to which any source material of Company Intellectual Property for products for which customers of any of the Group Companies are currently making payments, including any technical data regarding such products, is put into possession of a third party for release to the extent certain conditions are met.

(i)           To the Knowledge of Seller, none of the Software for which customers of any of the Group Companies are currently making payments is subject to any “open source,” “copy left” or analogous license (including any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, GPL, AGPL or other open source software license) in a manner that: (i) requires or purports to require the licensing of any Software for the purpose of making derivative works, (ii) requires or purports to require the disclosure or distribution in source code form of any Software, or (iii) imposes any restriction on the consideration to be charged for the sale or distribution of any Software.

(j)           To the Knowledge of Seller, (i) no Software source code owned, modified, distributed, or licensed by any Group Company for products for which customers of any of the Group Companies are currently making payments has been disclosed, released, made available, or delivered (and no Person has agreed to disclose, release, or deliver such source code under any circumstance) to any third party, and (ii) no Person other than the Group Companies is in possession of such source code or has been granted any license or other right with respect therein or thereto. To the Knowledge of Seller, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any Software source code owned by any Group Company for products for which customers of any of the Group Companies are currently making payments be disclosed, licensed, released, made available, or delivered to any third party.

(k)          The Group Companies have taken commercially reasonable steps to protect and preserve the confidentiality of and the Group Company’s rights in the Company’s proprietary and/or confidential information and trade secrets or any trade secrets or confidential information of third parties provided to any Group Company used or useful in the Business. To the Knowledge of Seller, all trade secrets and other confidential information of the Group Companies used or useful in the Business are not part of the public domain nor have they been misappropriated by any Person (including by any Person having an obligation to maintain such trade secrets or other confidential information in confidence for any Group Company or by logical or physical intrusion of the Group Companies computer systems).

(l)           To the Knowledge of Seller, none of the Company Intellectual Property has been developed with any direct funding from a governmental authority on the basis of which the governmental authority has the right to restrict, limit or impose conditions on the sale, transfer, licensing or conveyance of any Company Intellectual Property.

2.14       Material Contracts.

(a)          Except as set forth on Section 2.14(a) of the Disclosure Schedule, no Acquired Company is a party to or bound by any Material Contract. For purposes of this Agreement, “Material Contracts” means any of the following Contracts:

(i)         each IP Contract;

(ii)        each Contract that is reasonably expected to result in payments by the Acquired Companies in excess of $150,000 in the twelve months following the date of this Agreement;

(iii)       each Contract that is reasonably expected to result in payments to the Acquired Companies in excess of $150,000 in the twelve months following the date of this Agreement;

(iv)      each Contract that limits or purports to limit the ability of any Acquired Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(v)       each collective bargaining agreement with any labor union;

(vi)      each Contract providing for the employment or consultancy by any of the Acquired Companies of any Person on a full-time, part-time, consulting or other basis or otherwise providing compensation or other benefits to any officer, director, employee or consultant at an annual compensation in excess of $100,000 (or its equivalent in a foreign currency) in any calendar year;

(vii)     each Contract pursuant to which an existing partnership or joint venture was established by or with any Acquired Company; and

(viii)    each Contract under which any of the Acquired Companies has created, incurred, assumed or guaranteed Debt obligations.

(b)          All of the Material Contracts are valid, binding and enforceable as to the applicable Acquired Company and, to the Knowledge of Seller, the other parties thereto, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity. To the Knowledge of Seller, no event has occurred or circumstances exist that could, with the passage of time or compliance with any applicable notice requirements or both, constitute a default of, result in a violation or breach of, or give any right to accelerate, modify, cancel or terminate any Material Contract and no such breach or default has occurred or such rights arisen.

2.15      Insurance. Section 2.15 of the Disclosure Schedule sets forth a list, as of the date hereof, of all liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, employment practices liability, fiduciary liability and other casualty and property insurance maintained by the Acquired Companies (“Current Insurance Policies”). The Current Insurance Policies are in full force and effect as of the date hereof and shall remain in full force and effect until the Closing. Neither Parent nor any Acquired Company or their Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of the Current Insurance Policies. All premiums due on the Current Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Current Insurance Policy. All Current Insurance Policies are valid and binding in accordance with their terms and have not been subject to any lapse in coverage. There are no claims related to the Business pending under any Insurance Policies.

2.16      Litigation; Orders. Except as set forth on Section 2.16 of the Disclosure Schedule, there is no Proceeding pending or, to the Knowledge of Seller, threatened (a) against or by any Group Company, (b) against any Group Company or with respect to the Assets, (c) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, nor is there any outstanding judgment, decree, injunction, rule or Order of any Governmental Entity or arbitration outstanding against any Acquired Company or the Assets or with respect to any Acquired Company or the Assets.

2.17      Labor Matters.

(a)           Section 2.17(a) of the Disclosure Schedule contains a true and complete list of (i) all of the current employees and contractors of the Acquired Companies who earn more than One Hundred Thousand Dollars ($100,000) or its equivalent in foreign currencies, including those employees on a leave of absence of any kind, (ii) each such employee’s name, title, and location of employment, (iii) each such employee’s employment status (i.e., whether employees is actively employed or not actively employed due to illness, disability, sick leave or for any other reason), and (iv) each such employee’s hourly wage rate, salary level or annual rate of compensation, including non-discretionary bonuses, commissions or variable remuneration and incentive pay and any severance obligations. No promises or representations have been made to such employees by the Parent regarding alterations or modifications of their employment terms as a result of the Transactions.

(b)          All salary, wages, commissions, bonuses and other cash compensation due to be paid to employees of the Acquired Companies on or prior to the date hereof have been paid in full.

(c)          Except as set forth on Section 2.17(c) of the Disclosure Schedules, the Acquired Companies are neither party to nor bound by any collective bargaining agreement and no employees of the Acquired Companies are represented by any labor union, works council, or other labor organization with respect to the employment with the Acquired Companies.

(d)         As of the date hereof and for the previous three (3) years, (i) there are no unfair labor practice complaints pending or threatened in writing against any Acquired Company and (ii) there is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Knowledge of Seller, threatened against any Acquired Company.

(e)          The Acquired Companies are in compliance, in all material respects, with applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, worker classification, discrimination, sexual harassment, work authorization, immigration, safety and health, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes.

(f)           No representations have been made to Eric Hatton, Adhish Kulkarni, and/or Richard Lewis for payments, bonuses, equity, severance payments, commissions, change of control payments or other remuneration, benefits or indemnity whatsoever beyond the remuneration, benefits or indemnity they have been receiving in the ordinary course of business or as otherwise stated in their employment agreements, which have been supplied to the Buyers.

2.18      Employee Benefits.

(a)           Section 2.18(a) of the Disclosure Schedule sets forth a correct and complete list as of the date hereof of each Company Benefit Plan. With respect to each Company Benefit Plan, Sellers have made available to Buyers correct and complete copies of each of the following: (i) the current plan document together with all amendments thereto and any current trust agreements and (ii) any current summary plan descriptions or employee handbooks.

(b)          Each Company Benefit Plan is administered, in all material respects, in accordance with its terms and with the requirements of all applicable Laws. As of the date hereof, there is no Proceeding pending or, to the Knowledge of Seller, threatened in writing relating to a Company Benefit Plan, other than routine claims in the ordinary course of business for benefits provided by such Company Benefit Plan.

(c)          Except as set forth on Section 2.18(c) of the Disclosure Schedule and except as contemplated under the terms of this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated herein, will (i) entitle any current or former employee, independent contractor or director of any Acquired Company to severance pay, or any other payment or benefit from any Acquired Company or (ii) accelerate the time of funding, payment or vesting, or increase the amount of, compensation or benefits due to any such employee, independent contractor or director.

2.19      Certain Business Relationships with the Group Companies. Except as set forth in the SEC Documents or on Section 2.19 of the Disclosure Schedule, to the Knowledge of Seller, neither Sellers nor any current director or officer of the Group Companies: (a) has any material interest in any material Asset owned or leased by any Acquired Company or (b) is engaged in any material transaction, arrangement or understanding with any Acquired Company (other than by virtue of Sellers’ ownership of the Shares or arising out of such director’s or officer’s engagement or employment by the Group Companies).

2.20      Brokers. Except as set forth on Section 2.20 of the Disclosure Schedule, neither Sellers nor any of the Group Companies is committed to pay any brokers’ or finders’ fees or any similar fees in connection with the transactions contemplated hereby.

2.21      COVID-19. Parent and each Acquired Company has complied, and is in compliance, in all material respects, with all applicable COVID-19 Measures. Except as disclosed in Section 2.21 of the Disclosure Schedule, no Acquired Company has received any loan, grant or other incentive, deferral or money from any Governmental Entity in connection with COVID-19.

2.22      Environmental Matters. The Acquired Companies are in compliance with all applicable Environmental Laws except as would not, individually or in the aggregate be expected to have a Material Adverse Effect. There is no Proceeding, or, to the Knowledge of Seller, threatened against or affecting any Acquired Company or the Business related to any real property currently owned, operated or leased by any Acquired Company or used in the Business.

2.23      IT and Data Security.

(a)          For each web site owned and controlled by an Acquired Company or that constitutes an Asset used in the Business (“Company Web Sites”), since September 1, 2018, the Group Companies have provided and currently provides a privacy policy posted in a clear and conspicuous location on each such Company Web Site made available to the general public that complies in all material respects with all applicable privacy and information security Laws, copies of which have been provided to Purchaser (“Company Privacy Policies”). The Group Companies have at all times since September 1, 2018, been in material compliance with all contractual obligations relating to compliance with applicable privacy or information security Laws.

(b)          The Acquired Companies have commercially reasonable disaster recovery plans, procedures and facilities for the Businesses and have taken steps to safeguard the information technology systems utilized in the operation of the Business as it is currently conducted. Each Acquired Company has taken commercially reasonable measures to (i) safeguard and maintain the security, secrecy and confidentiality of the trade secrets that are part of the Intellectual Property owned by such Acquired Company or that such Acquired Company is otherwise bound by contract to safeguard and maintain, and (ii) protect the confidentiality of all confidential information of such Acquired Company.

(c)           Since September 1, 2018, the Acquired Companies have (i) established and are in material compliance with a written information security program that includes commercially reasonable administrative, technical and physical safeguards designed to safeguard the security, confidentiality, and integrity of transactions and data of the Acquired Companies and (ii) taken commercially reasonable measures consistent with industry standard practice to protect the information technology systems used or currently planned to be used in connection with the operation of the Business (including computer and telephone systems, data communication lines, Software, hardware, servers, platforms, peripherals, networks, websites, interfaces, and other information technology equipment and related systems, including any outsourced systems and processes, that are owned or used by the Acquired Companies) (“IT Systems”) from unauthorized access, use, intrusion, or breach of security, or failure, breakdown, performance reduction, or other adverse event affecting any IT Systems, that has caused or could reasonably be expected to cause: (A) substantial disruption of or interruption in or to the use of such IT Systems or the conduct of the Business; (B) loss, destruction, damage, or harm to the Business, any Acquired Company, or any Asset used in the Business, or its operations, personnel, property, or other assets; or (C) liability under applicable privacy or information security laws to the Acquired Companies. Since September 1, 2018, the Acquired Companies have established and maintained commercially reasonable response and notification procedures in compliance with applicable Security Requirements in the case of any Breach of Security of Personal Information or User Data. The IT Systems, as a whole, are adequate and satisfactory in all material respects for the conduct of the Business as currently conducted, including as to capacity and ability to process current and anticipated peak product, order, website, network and transaction volumes in a timely manner, subject to expenditures contemplated by the Acquired Companies’ continued investment in IT Systems in the ordinary course of business consistent with past practice. Except as set forth in Section 2.23 of the Disclosure Schedule, the IT Systems, since September 1, 2018, have not suffered any material failures or defects and have functioned consistently and accurately in all material respects since being installed, and the Acquired Companies have not notified customers or employees of any material breach of security leading to the unauthorized destruction, loss, alteration or disclosure of or access to Personal Information or User Data held by or on behalf of the any Acquired Company (“Breach of Security”) within the last three (3) years. Since September 1, 2018, to the Seller’s Knowledge, there have been no material unauthorized intrusions of the IT Systems, and the data and information which they store or process, including any Personal Information or User Data, has not been corrupted in any material manner or accessed without the authorization of the Acquired Companies. Since September 1, 2018, the Acquired Companies have implemented and maintain commercially reasonable backup, security and disaster recovery, and business continuity plans, procedures, and facilities, technology and procedures consistent with reasonable information technology security practices for an enterprise of the size and nature of the Business and at least consistent with applicable industry standards and tests such plans and procedures on a periodic basis, and such plans and procedures have been proven effective in all material respects upon such testing.

(d)          Since September 1, 2018, the Group Companies have at all times materially complied, and the Group Companies currently comply in all material respects, with (i) the privacy and information security requirements of any Contracts to which any Acquired Company is a party, (ii) Company Privacy Policies, and (iii) all applicable Laws (including, without limitation, the EU General Data Protection Regulation), relating to privacy, data protection and the collection, compilation, sharing, use, processing, storage, transfer or security from unauthorized disclosure of personally identifiable information (“Personal Information”) or User Data collected, used or held for use by any such Acquired Company. Without limiting the generality of the foregoing, Personal Information includes any information relating to an identified or identifiable natural person; and provided further that an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person. To the Seller’s Knowledge, the Group Companies, since September 1, 2018, have all necessary consents and authorizations that the Group Companies are directly responsible for obtaining under applicable privacy and information security Laws to use and disclose the Personal Information in any Group Company’s possession or under such Group Company’s control in connection with the operation of the Business, except where such failure to obtain consent or authorization has not hand and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. In addition, since September 1, 2018, the Group Companies contractually require all vendors, affiliates, and other persons providing services to the Acquired Companies that have access to or receive Personal Information from or on behalf of the Acquired Companies to comply with all applicable privacy and information security Laws, and to take all reasonable steps to protect all Group Companies’ Personal Information in such third parties’ possession or control. Except for disclosures of Personal Information or User Data required by Law, involving cookie data from the Company Web Sites or authorized by the provider of the Personal Information or User Data, the Group Companies do not sell, rent, or license to third parties any such Personal Information. There is not currently, nor has there ever been, any Proceeding filed against any Group Company alleging a Breach of Security, violation of any Person’s data protection or privacy rights, or violation of Laws concerning privacy, data protection or data security, nor has there been any court decision or order restricting or limiting the use, transfer or disclosure by any Group Company of any customer information or information or Personal Information or User Data. Since September 1, 2018, the Group Companies have not received a notice, claim or demand from any person, entity or governmental authority asserting or claiming that such Group Company has violated or has failed to comply with any Company Privacy Policy, Contract or Law relating to the privacy or security of Personal Information or User Data

2.24      No Other Representations or Warranties. The representations and warranties made by Sellers in this Agreement and the other Transaction Documents are the sole and exclusive representations and warranties made by or on behalf of Sellers and the Group Companies in connection with the transactions contemplated herein. Each of the Sellers hereby disclaims any other express or implied representations or warranties, whether written or oral, including with respect to merchantability or fitness for a particular purpose.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyers represent and warrants to Sellers, as follows, except as set forth on the Disclosure Schedule with disclosures on one Section of the Disclosure Schedule qualifying representations in non-corresponding Sections of this Article 3 to the extent their applicability is readily apparent:

3.1        Organization. Buyers are duly organized, validly existing and in good standing as under the laws of jurisdiction of their Organization. Buyers have requisite power and authority to carry on its business as it is currently being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such assets and properties are currently owned, operated or held.

3.2        Authority; Enforceability. The execution, delivery and performance of this Agreement by Buyers and the consummation by Buyers of the transactions contemplated by this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate or other applicable entity action on the part of Buyers. This Agreement is, and the Transaction Documents to which Buyers are a party will be, when executed and delivered by Buyers (assuming the due authorization, execution and delivery of such agreements by the other parties thereto), will constitute a valid and binding obligation of Buyers, enforceable against Buyers in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.

(a)           No Conflicts; Consents. No consents, approvals, orders, or authorizations of, or registrations, declarations or filings with or notices to, any Governmental Entities or any third party are required to be made or obtained by Buyers in connection with the execution, delivery or performance by Buyers of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, or authorizations of, or registrations, declarations or filings with or notices to, any Governmental Entities or any third party the failure of which to be obtained or made would not, individually or in the aggregate, prevent or materially impair Buyers’ ability to consummate the transactions and perform its obligations hereby.

(b)           The execution, delivery and performance by Buyers of this Agreement and the Transaction Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) result in a violation or breach of any provision of the Organizational Documents of Buyer, (ii) result in a violation or breach of any Order or Law to which Buyers are subject or (iii) require the consent of or notice to any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any contract or other agreement to which Buyers are a party or by which Buyers are bound, except in the cases of clauses (ii) or (iii), where the violation, breach or failure to obtain consent or give notice would not prevent or materially impair Buyers’ ability to consummate the transactions and perform its obligations hereby.

3.3        Litigation. Buyers are not subject to any Proceeding or Order except to the extent such Proceeding or Order would not prohibit or restrain Buyers’ right or ability to perform its obligations or consummate the transactions contemplated hereby.

3.4        Brokers. Buyers have not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Buyers have not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

3.5        Buyer Financial Ability. Buyers has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement and the Transaction Documents. In no event will the availability or receipt of any financing or funds by Buyers, or any Affiliate of Buyers, or any other financing or other transaction be a condition to any of Buyers’ obligations under this Agreement.

3.6        Investment Intent. Buyers are accredited investors as defined in Regulation D under the Securities Act. Buyers not underwriter, as such term is defined under the Securities Act, and Buyers are acquiring the Shares for their own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities Laws, nor with any present intention of distributing or selling any of the Shares.

3.7        Buyer’s Reliance. Each Buyer acknowledges and agrees that neither Parent nor any of the Acquired Companies has made, nor will any of them be deemed to have made (and nor has Buyer or any of its Related Persons relied upon) any representation, warranty, covenant or agreement, express or implied, with respect to the Acquired Companies or their respective businesses, the Shares, Parent or the transactions contemplated by this Agreement or the Transaction Documents, other than the representations and warranties of Parent expressly set forth this Agreement and in the other Transaction Documents, and there are no implied representations, warranties or covenants made to Buyer hereunder or thereunder. Further, each Buyer acknowledges and agrees has not relied on any representations, warranties, promises, statements or other inducements except for the representations and warranties of Parent expressly set forth in this Agreement and in the other Transaction Documents.

ARTICLE 4

COVENANTS

4.1        Conduct of the Business. From the date of this Agreement until the Closing, without the prior written consent of Buyers (which shall not be withheld, conditioned, or delayed unreasonably), and except to the extent set forth on Section 4.1 of the Disclosure Schedule or otherwise contemplated by this Agreement, Sellers shall cause the Group Companies not to, except in connection with the Reorganization, take any of the actions that would require disclosure in Section 2.9 of the Disclosure Schedule.

4.2        Go-Shop; Acquisition Proposals.

(a)          Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., Eastern time, on November 15, 2021 (the “Go-Shop Period End Date” and such period, the “Go-Shop Period”), Parent, the Group Companies and their Representatives shall have the right to directly or indirectly (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an offer or proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, including by providing information (including non-public information and data subject to a confidentiality agreement) relating to Parent and the Group Companies and affording access to the businesses, properties, assets, books, records or personnel, of Parent and the Group Companies to any Person (and its Representatives, including potential financing sources of such Person) in connection therewith and (ii) enter into discussions or negotiations with any Person (and their respective Representatives, including potential financing sources of such Person) concerning a possible Acquisition Proposal; provided however, Parent, the Group Companies and their Representatives shall not disclose any non-public information about Buyers or the Transaction, without prior written approval of the Buyers. For purposes hereof, “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyers or any of their Affiliates) relating to the direct or indirect disposition of all or any portion of the Group Companies or the Business (including by way of stock sale, asset sale, license, merger, consolidation, business combination, joint venture or similar transaction or series of transactions). Parent shall provide Buyers with prompt notice of all Acquisition Proposals.

(b)          Subject to Section 4.2(c), from the Go-Shop Period End Date until the Closing or, if earlier, the termination of this Agreement in accordance with Article 6, Parent shall not, and shall not authorize or permit any of the Group Companies or its or their Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal, (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Parent, the Group Companies and their Representatives shall immediately cease and cause to be terminated, and shall cause its and their Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. Notwithstanding the foregoing, Parent, the Group Companies and their Representatives may continue to take any of the actions described in clauses (i) to (iii) above from and after the Go-Shop Period End Date with respect to any Person that has made a bona fide Acquisition Proposal prior to the Go-Shop Period End Date (each such party, an “Excluded Party”). As promptly as reasonably practicable, and in any event within twenty-four (24) hours following the expiration of the Go-Shop Period, Parent shall deliver to Buyers a written notice setting forth the identity of each Excluded Party and the material terms and conditions of the pending Acquisition Proposal made by each such Excluded Party. Notwithstanding anything contained in this Section 4.2 to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement immediately at such time as the Acquisition Proposal made by such party is withdrawn, is terminated or expires by its terms, and after such time Parent shall use its reasonable best efforts to cause to be returned or destroyed all confidential information of Parent concerning it and the Group Companies provided or made available to such former Excluded Party on behalf of Parent.

(c)          If, at any time prior to obtaining the Requisite Shareholder Approval, Parent receives an Acquisition Proposal which the board of directors of Parent (the “Parent Board”) determines in its good faith business judgement constitutes a Superior Proposal, the Parent Board may effect a change of recommendation and/or cause Parent to terminate this Agreement pursuant to Section 6.01(f) in order to enter into a definitive agreement with respect to such Superior Proposal; provided that Parent shall have given Buyers at least five (5) days (the “Notice Period”) prior written notice of Parent’s intention to effect a change of recommendation or terminate this Agreement in response to such Superior Proposal, which notice shall include a description of the terms and conditions of the Superior Proposal, the identity of the Person making the Superior Proposal and a copy of any proposed definitive agreement(s) relating to such Superior Proposal, including any related financing commitments.

(d)          During the Notice Period, Parent shall, and shall cause its Representatives to, negotiate with Buyers in good faith (to the extent Buyers desire to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that the Acquisition Proposal ceases to constitute a Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material term of such Superior Proposal shall require Parent to deliver a new written notice to Buyers and comply with the requirements of this Section 4.2(d) with respect to such new written notice). For purposes hereof, “Superior Proposal” means any bona fide written Acquisition Proposal not obtained in violation of this Section 4.2 that the Parent Board determines in its good faith business judgment, after taking into account such financial, legal, regulatory and other aspects of the Acquisition Proposal (including the Person making the Acquisition Proposal) as the Parent Board deems necessary or advisable, (i) is on terms more favorable to the shareholders of Parent than the Transactions, (ii) is reasonably likely to be completed on a timely basis and does not contain conditions related to completion of due diligence or obtaining financing, and (iii) the financing of which is fully committed.

4.3        Proxy Statement.

(a)          Parent shall prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement (and will use reasonable best efforts to do so no later than thirty (30) days after the date of this Agreement), a preliminary Proxy Statement. Parent shall ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder and satisfies all rules of NASDAQ. Parent shall use commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. Parent and Buyers shall, or shall cause their respective Affiliates to, prepare and file with the SEC all other documents required by the Exchange Act in connection with the Transactions, and Buyers and Parent shall cooperate with each other in connection with the preparation of the Proxy Statement and any such other filings.

(b)           Subject to applicable Law, and notwithstanding anything in this Agreement to the contrary, prior to the filing of the preliminary Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the shareholders of Parent, or responding to any comments from the SEC with respect thereto, Parent shall provide Buyer and its counsel with a reasonable opportunity to review and to comment on such document or response, which Parent shall consider in good faith. Buyers shall furnish to Parent the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. Parent shall promptly notify Buyers upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Buyers with copies of (i) all material correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement and (ii) all written comments with respect to the Proxy Statement received from the SEC. Parent shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof, and Buyers shall cooperate to provide responses to such SEC comments. Parent shall cause the Proxy Statement to be mailed to Parent’s shareholders as promptly as practicable after the earlier of (1) receiving notification that the SEC or its staff is not reviewing the Proxy Statement or (2) the conclusion of any SEC or staff review of the Proxy Statement.

(c)            If at any time prior to the Shareholders Meeting, any information relating to Parent or Buyers, or any of their respective Affiliates, is discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, the Party that discovers such information shall promptly notify the other Party, and Parent shall prepare (with the assistance of Buyers) and mail to its shareholders such an amendment or supplement, in each case, to the extent required by applicable Law. Parent and Buyers each agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. Parent further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its shareholders of record as of the record date established for the Shareholders Meeting, in each case, as and to the extent required by applicable Law.

4.4          Shareholders Meeting. Parent, acting through the Parent Board (or a committee thereof), shall, as promptly as practicable following confirmation by the SEC that the SEC has no further comments on the Proxy Statement or that Parent may commence mailing the Proxy Statement, take all action required under the applicable Law and Parent’s Organizational Documents and the applicable requirements of NASDAQ necessary to promptly and duly call, give notice of, convene and hold as promptly as practicable a meeting of its shareholders for the purpose of obtaining the Requisite Shareholder Approval (the “Shareholders Meeting”); provided, that Parent may postpone or adjourn such meeting solely (a) to the extent required by applicable Law, (b) with the written consent of Buyers (which consent shall not be unreasonably withheld, conditioned or delayed), (c) to allow reasonable additional time to solicit additional proxies to the extent Parent reasonably believes necessary in order to obtain the Requisite Shareholder Approval or (d) in the absence of a quorum. Parent’s receipt of an Acquisition Proposal or a change of recommendation will not alter the obligation of Parent to submit the adoption of this Agreement and the approval of the Transactions to Parent’s shareholders at the Shareholders Meeting, unless this Agreement has been terminated in accordance with its terms prior to the Shareholders Meeting. Subject to Section 4.2, and notwithstanding anything herein to the contrary, the Parent Board shall recommend that Parent’s shareholders approve the Transactions (the “Parent Board Recommendation”), and Parent shall, unless there has been a Change of Parent Board Recommendation, use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of the Transactions and obtain the Requisite Shareholder Approval.

4.5          Access. Subject to applicable Law and the Confidentiality Agreement, from the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with Article 6, Parent shall, and shall cause each of the Group Companies to, permit Buyers and Buyers’ Representatives to have reasonable access (during normal business hours of the Group Companies and upon not less than two (2) Business Days’ prior written notice to Parent) to the officers, employees, properties, Contracts, books and records and other assets of the Group Companies as Buyers may reasonably request, except, in each case, for (a) privileged attorney-client communications or attorney work product, (b) information or materials required to be kept confidential by any applicable Law, Order or Contract, or (c) information or materials that relate to the proposed sale of the Shares or the negotiation, execution and delivery of this Agreement or any Transaction Documents. Buyers and their Related Persons will not contact or discuss the Transactions or the Transaction Documents with any of the Group Companies’ lenders, directors, officers, employees, Contract counterparties, customers or suppliers without the prior written consent of Parent.

4.6           Commercially Reasonable Efforts; Reorganization.

(a)           Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, so as to permit consummation of the Transactions, including the Reorganization, in accordance with this Agreement as promptly as practicable, and each shall cooperate fully with, and furnish information to, the other Party to those ends.

(b)          Sellers and Buyers shall, and each shall cause its respective Subsidiaries and Affiliates to, cooperate and use commercially reasonable efforts to prepare as promptly as possible all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to be obtained by Buyers, Sellers and their respective Subsidiaries and Affiliates in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the Transactions. Each of Buyers and Sellers shall have the right to review in advance, and to the extent practicable, each shall consult with the other, in each case, subject to applicable Laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Entity under this Section 4.6(b). Each of Buyers and Sellers shall keep the other Party appraised of the status of material matters relating to completion of the Transactions.

(c)           Buyers and Sellers shall, upon request, furnish the other Party with all information concerning itself, its Subsidiaries and Affiliates, and its and their trustees, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries or Affiliates with or to any third party or Governmental Entity in connection with the Transactions.

(d)           Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that no third-party customer consents shall be required by the Buyers for the consummation of the Asset Contribution to Lumata UK, and the absence of any such third-party customer consents shall not be deemed to be a failure of any condition precedent to the consummation of the Transactions, and Buyers’ counsel shall be responsible for the drafting of all documents related to the Asset contribution to Lumata UK.

(e)           Prior to the consummation of the French Contribution, the Parties will determine the fair market value of the French Assets being contributed to Lumata UK, and Lumata UK shall issue to Act 750 a promissory note, in form and substance approved by Buyers, as consideration for the French Assets. Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that no third-party customer consents shall be required by the Buyers for the consummation of the French Contribution to Lumata UK, and the absence of any such third-party customer consents shall not be deemed to be a failure of any condition precedent to the consummation of the Transactions, and Buyers’ counsel shall be responsible for the drafting of all documents related to the French Contribution to Lumata UK, including the promissory note described above.

4.7          Schedule Updates. From time to time prior to the Closing, Sellers shall have the right (but not the obligation) to supplement or amend the Disclosure Schedule with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”).

4.8           Reserved.

4.9           Public Announcements; Confidentiality.

(a)          No public announcement or disclosure may be made by Buyers with respect to the subject matter of this Agreement or the Transactions without the prior written consent of Parent, and no public announcement or disclosure may be made by Parent or any of the Group Companies with respect to the subject matter of this Agreement or the Transactions without the prior written consent of Buyers. Notwithstanding the foregoing, any such press release or public announcement may be made by any of the Parties if required by applicable Law or a securities exchange rule; however, such Party shall, to the extent reasonably practicable, confer with the other Party concerning the timing and content of such press release or public announcement before the same is made. For the avoidance of doubt, Buyers acknowledge and agree that Parent will be required to issue a press release with regard to this Agreement and the Transactions in accordance with applicable Law and the rules of the Nasdaq Stock Market, and the Parties shall agree on the form and content of such press release prior to issuance by Parent. Without limiting the foregoing, in no event shall any Party use the name of an individual affiliated with another Party in a press release, social media, or other public announcement without said individual’s written consent, which may be withheld in that individual’s sole discretion.

(b)           The Parties acknowledge and agree that the Confidentiality Agreement remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to Buyers pursuant to this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 4.9(b) shall nonetheless continue in full force and effect.

4.10         Certain Tax Matters.

(a)           Parent shall be responsible for preparing each Tax Return with respect to the Group Companies for any Pre-Closing Tax Period or Straddle Tax Period (“Parent Tax Returns”), and Buyers shall cause the Acquired Companies to provide such information in the custody of the Acquired Companies as is necessary to prepare such Parent Tax Returns. Parent shall provide a draft of each such Parent Tax Return to Buyers for its review and comment at least forty-five (45) days before the due date for such filing, taking into account any extensions of such due date. If Buyers objects to any item on any such Parent Tax Return, it shall, within ten (10) days after delivery of such Parent Tax Return, notify Parent in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, the Parties shall negotiate in good faith and use their commercially reasonable efforts to resolve such items. If the Parties are unable to reach such agreement within ten (10) days after receipt by Parent of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Parent Tax Return, Parent Tax Return shall be filed as prepared by Parent and then amended to reflect the Independent Accountant’s resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by the Parties.

(b)           Buyers agree to cooperate (and to cause the Acquired Companies to cooperate) with Seller, to the extent reasonably required after the Closing Date in connection with the preparation, execution and filing of all Tax Returns, and the payment by Parent of its Taxes, with respect to any prior tax year of the Acquired Companies.

(c)           Buyers shall be responsible for and pay all stock transfer Taxes, real property transfer or mortgage Taxes, sales Taxes, documentary stamp Taxes, recording charges, Taxes and fees and other similar Taxes, if any, arising from the transactions contemplated by this Agreement. Each of the Parties shall prepare and file, or shall cause to be prepared and filed, and shall fully cooperate with the other Party with respect to the preparation and filing of, any Tax Returns and other filings relating to any such Taxes or charges as may be required.

4.11       No Control of Acquired Companies’ Business. Nothing contained in this Agreement shall give Buyers, directly or indirectly, the right to control or direct any of the Acquired Companies’ operations prior to the Closing.

4.12         Reorganization. Each Party shall use commercially reasonable efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, so as to permit consummation of the Transactions in accordance with this Agreement as promptly as practicable, and each shall cooperate fully with, and furnish information to, the other Party to those ends.

4.13         Change of Name. Within five (5) days following the Closing Date, Parent shall take all action reasonably necessary and file the necessary documentation in its jurisdiction of incorporation, and in the jurisdiction of incorporation or formation of each of its remaining Subsidiaries, and any jurisdiction where Parent or its remaining Subsidiaries is registered to do business to change its name and the name of each of its remaining Subsidiaries to a name that is dissimilar to “Evolving” or any other name used in or related to the Business. Parent shall promptly provide notice of filing of such documentation to Buyer. From and after the Closing Date, Parent and its remaining Subsidiaries shall not do business under the names “Evolving” or any other name used in or related to the Business, or any name similar thereto in any jurisdiction, and Parent and its remaining Subsidiaries and Affiliates shall execute any documentation necessary for Buyers or any of their Affiliates to use any name used in or related to the Business.

4.14        Release. Effective upon the Closing, Sellers and their Affiliates, and each of their respective successors and assigns (each, a “Seller Releasor”), hereby release, acquit and forever discharges, to the fullest extent permitted by Law, the Buyers, the Acquired Companies and each of their current officers, directors, stockholders, partners, members, Affiliates and employees (each, a “Buyer Releasee”) of, from and against any and all actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, which such Seller Releasor ever had, now has or may have on or by reason of any matter, cause or thing whatsoever arising prior to the Closing Date; provided, however, this release does not extend to any claim to enforce such Seller Releasor’s rights under this Agreement or any other Transaction Document. Each Seller Releasor agrees not to, and agrees to cause its respective officers, directors, Affiliates and employees, and each of their respective successors and assigns, not to, assert any such claims against the Buyer Releasees.

4.15         Group Company Cash. Parent shall, prior to the Closing, cause all Group Companies to contribute or pay to the Parent all cash and cash equivalents held by such Group Company. The Buyers shall pay or reimburse the Parent for any fees, charges, or costs incurred in connection with the contribution or payment to the Parent of all such cash and cash equivalents that have been approved by the Buyers prior to such incurrence.

ARTICLE 5

CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions Precedent to Obligation of Buyers. The obligation of Buyers to purchase the Shares and consummate the other transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, to the extent permitted by Law, by Buyers in whole or in part):

(a)            The representations and warranties of Sellers contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto and thereto shall be correct and complete in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be correct and complete in all respects as of that specified date).

(b)           Sellers shall have performed, in all material respects, all covenants and obligations required by this Agreement to be performed by Sellers on or before the Closing Date.

(c)           No Material Adverse Effect with respect to the Group Companies or the Business will have occurred after the date hereof.

(d)           Buyers shall have received from Sellers the following:

(i)              a certificate executed by Sellers stating that the conditions set forth in Section 5.1(a) and Section 5.1(b) have been duly satisfied;

(ii)             the Software Purchase Agreement in substantially the form attached hereto as Exhibit C (the “US Software Purchase Agreement”), executed by Parent and Evolving NC;

(iii)            the Software Purchase Agreement in substantially the form attached hereto as Exhibit D (the “UK Software Purchase Agreement” and together with the US Software Purchase Agreement, the “Software Purchase Agreements”), executed by Parent and ESL UK;

(iv)           the Reorganization Documents and evidence of the consummation of the Reorganization;

(v)             the Escrow Agreement, duly executed by the Escrow Agent and Buyer;

(vi)           executed transfer powers or duly endorsed certificates representing the Shares executed by the applicable Seller;

(vii)          executed resignations of each officer and director of the Acquired Companies;

(viii)         those notices and consents to the consummation of the transactions contemplated hereby listed on Schedule 5.1(d)(viii); and

(ix)            with respect to the English Companies:

a.	copies of the board meetings in which the directors for Evolving UK and Evolving BLS, approve the registration of the transfers of the Shares to ETI-NET (subject only to due stamping);

b.	copies of the board meetings in which the directors accept the resignations of each officer, director and secretary of the English Companies and appoint the persons nominated by ETI-NET as officers, directors and secretary of the Company, in each case with effect as of the Closing;

c.	executed powers of attorney, which shall be prepared by the Buyers and delivered to Parent at least three (3) days prior to Closing, in favor of ETI-NET or as it directs, and such duly executed waivers or consents as may be required to give good title to the Shares in each of Evolving UK and Evolving BLS to ETI-NET or as it directs and to enable ETI-NET or other such person to be registered as the holder of such Shares and, pending registration, to exercise all voting and other rights attaching to the Shares;

d.	share certificates for all of the Shares in the English Companies (or an indemnity in a form reasonably satisfactory to ETI-NET in the case of any missing certificates) and duly executed transfers of all Shares in each of Evolving UK and Evolving BLS;

e.	electronic access to the statutory books of each English Company duly written up to date as at immediately prior to Completion;

f.	electronic access to the authentication codes of each English Company issued by Companies House for electronic filing purposes;

(x)             Additional conditions and deliverables subject to continued diligence.

5.2          Conditions Precedent to Obligations of Sellers. The obligation of Sellers to sell the Shares to Buyers and otherwise for Sellers to consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, to the extent permitted by Law, by Sellers in whole or in part):

(a)           The representations and warranties of Buyers contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto and thereto shall be correct and complete in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be correct and complete in all respects as of that specified date).

(b)           Buyers shall have performed, in all material respects, all covenants and obligations required by this Agreement to be performed by Buyers on or before the Closing Date.

(c)           Sellers shall have received the following from Buyers:

(i)              a certificate executed by Buyers stating that the conditions set forth in Section 5.2(a) and Section 5.2(b) have been duly satisfied;

(ii)             the Software Purchase Agreements, executed by ETI-NET;

(iii)            the Escrow Agreement, duly executed by the Escrow Agent and Seller; and

(iv)           the Purchase Price.

5.3              Conditions Precedent to Obligation of the Parties. The obligation of each of the Parties to consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, to the extent permitted by Law, by either Party in whole or in part):

(a)           The consents of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement set forth on Schedule 5.3(a) shall have been obtained.

(b)           No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Order or Law which is in effect and has the effect of making the Transactions illegal or otherwise restraining or prohibiting consummation of the Transactions.

(c)            Requisite Shareholder Approval shall have been obtained.

5.4              Frustration of Conditions. None of the Buyers or the Sellers may rely on the failure of any condition set forth in Sections 5.1 or 5.2, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its commercially reasonable efforts to consummate the transactions contemplated by this Agreement; as required hereby.

ARTICLE 6

TERMINATION

6.1           Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned as set forth below at any time prior to the Closing:

(a)            by mutual written consent of the Parties;

(b)           by either Party if:

(i)             the Closing has not occurred on or before the date that is ninety (90) days after the date hereof (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to a Party if the failure of the Closing to occur on or before such date was primarily caused by a material breach by such Party of any representation, warranty, covenant, or other agreement of such Party set forth in this Agreement or any other Transaction Document;

(ii)             any court of competent jurisdiction or other Governmental Entity shall have issued an Order prohibiting the Transactions and such Order shall have become final and nonappealable; or

(iii)            the Shareholder Meeting (including any adjournments or postponements thereof) shall have been held and been concluded and the Requisite Shareholder Approval shall not have been obtained;

(c)           by Buyers if (i) any of the representations and warranties of Sellers contained in this Agreement or the other Transaction Documents fail to be correct and complete such that the condition set forth in Section 5.1(a) would not be satisfied or (ii) Sellers have breached or failed to comply with any of their covenants or obligations under this Agreement such that the condition set forth in Section 5.1(b) would not be satisfied and such failure or breach with respect to any such representation, warranty, covenant or obligation cannot be cured or has not been cured within thirty (30) days after the giving of written notice to Sellers of such failure or breach;

(d)            by Sellers if:

(i)              (1) any of the representations and warranties of Buyers contained in this Agreement or the other Transaction Documents fail to be correct and complete such that the condition set forth in Section 5.2(a) would not be satisfied or (2) Buyers have breached or failed to comply with any of its covenants or obligations under this Agreement such that the condition set forth in Section 5.2(b) would not be satisfied and such failure or breach with respect to any such representation, warranty, covenant or obligation cannot be cured or has not been cured within thirty (30) days after the giving of written notice to Buyers of such failure or breach (provided that the failure of Buyer to pay the Purchase Price or the Software Purchase Price at the Closing shall not be subject to a thirty (30) day cure period); or

(ii)             at any time prior to the time the Requisite Shareholder Approval is obtained, Parent has received a Superior Proposal after the date of this Agreement; provided, that the right to terminate this Agreement pursuant to this Section 6.1(d)(ii) shall not be available unless Sellers have complied in all material respects with the terms of Section 4.2 with respect to such Superior Proposal.

6.2              Effect of Termination. In the event this Agreement is terminated, it shall forthwith become void, and there shall be no further obligation on the part of either Party, except that in the case of any such termination, the provisions of this Article 6, Section 4.9 (Public Announcements; Confidentiality) and Article 8 (Miscellaneous), as well as any defined terms used in such Sections, shall survive, provided that, subject to the other terms hereof, neither Party shall be relieved of any liability under this Agreement for Fraud or any intentional and material breach of any covenant, representation, warranty or agreement set forth in this Agreement. The Parties agree that Buyer’s failure to close the transactions contemplated herein on the Closing Date in circumstances in which all of the closing conditions in Sections 5.1 and 5.3 have been satisfied or waived shall be deemed to be an intentional and material breach by Buyer, and that Seller shall retain all rights to bring legal or equitable claims against Buyer as a result of Buyer’s failure to close the transactions contemplated herein on the Closing Date in circumstances in which all of the closing conditions in Sections 5.1 and 5.3 have been satisfied or waived.

6.3              Seller Termination Fee. In the event that this Agreement is terminated by Sellers pursuant to Section 6.1(d)(ii), then Sellers shall promptly, but in no event later than the earlier of (i) the closing of a transaction constituting a Superior Proposal and (ii) forty five (45) days after the date of such termination, pay to Buyers a termination fee of $2,000,000 (the “Seller Termination Fee”).

ARTICLE 7

INDEMNIFICATION

7.1              Survival. Subject to the terms, conditions and limitations set forth in this Agreement, the representations and warranties contained herein, in the Software Purchase Agreements or in any certificate delivered pursuant to Section 5.1(d)(1) and Section 5.2(c)(i) shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months after the Closing Date; provided that (a) the Fundamental Representations shall survive until the date that is (30) days following the expiration of the applicable statutes of limitations; (b) the representations and warranties contained in Section 2.10 shall survive until thirty (30) days following the expiration of the applicable statutes of limitations under Tax Law; and (d) any claims based on Fraud shall survive until the date that is (30) days following the expiration of the applicable statutes of limitations. The covenants or other agreements of Software Sellers or Buyers contained in this Agreement or the Software Purchase Agreements required to be performed before the Closing Date shall survive until the date that is twelve (12) months after the Closing Date, and each other covenant or agreement of Sellers or Buyers (the “Post-Closing Covenants”) shall survive until the later of (i) the date that is twelve (12) months after the Closing Date and (ii) the date on which such Post-Closing Covenant was required to be performed. Notwithstanding the foregoing, any claims asserted by an Indemnified Party in good faith with reasonable specificity and in writing by notice to the applicable party from whom indemnification is sought prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

7.2           Indemnification.

(a)           Parent’s Indemnity. Subject to the terms, conditions and limitations set forth in this Agreement (including the provisions of this Article 7), Parent shall indemnify Buyers, their Affiliates and each of their respective officers, directors, managers, employees, agents, successors and assigns (collectively, the “Buyer Indemnified Parties”) against, and shall hold the Buyer Indemnified Parties harmless from and against, any and all claims, damages, costs, expenses, Taxes, penalties, obligations and other liabilities (including reasonable and documented attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto) (hereinafter referred to collectively as “Losses”) incurred or sustained by, or imposed upon, any of the Buyer Indemnified Parties based upon or arising out of:

(i)              subject to Section 7.3(g), any breach of any of the representations and warranties made by Sellers (or the Software Sellers) in this Agreement and in the other Transaction Documents, including the Software Purchase Agreements (each a “Seller Warranty Breach”);

(ii)            any failure of Sellers (or the Software Sellers) to perform any of its covenants or obligations under this Agreement or the other Transaction Documents, including the Software Purchase Agreements;

(iii)            all Seller Transaction Expenses;

(iv)           all Debt and other liabilities (including liabilities to employees) of the Parent and any Group Company that is not an Acquired Company;

(v)            the Settlement Amount.

(b)          Buyers’ Indemnity. Subject to the terms, conditions and limitations set forth in this Agreement (including the provisions of this Article 7), Buyers shall indemnify Sellers and their Related Persons (collectively, the “Seller Indemnified Parties”) against, and shall hold the Seller Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnified Parties based upon or arising out of:

(i)             subject to Section 7.3(g) any breach of any of the representations and warranties made by Buyers in this Agreement and the other Transaction Documents hereof or by ETI-NET in the Software Purchase Agreements (each a “Buyer Warranty Breach”); and

(ii)            any failure by Buyers to perform any of its covenants or obligations under this Agreement and the other transaction Documents, including the Software Purchase Agreements.

7.3           Indemnification Limits and Qualifications.

(a)           With respect to the Buyer Indemnified Parties’ claims for Losses pursuant to Section 7.2(a)(i) other than for claims with respect to Fraud or breaches of Fundamental representations and breaches of Sections 2.10 and 2.12:

(i)             the Buyer Indemnified Parties shall not be entitled to indemnification for any individual or series of related Losses arising from substantially the same facts and circumstances that do not exceed Ten Thousand Dollars ($10,000) in the aggregate (the “Threshold Amount”) (which Losses shall not be counted toward the Basket); and

(ii)            the aggregate amount of all Losses for which the Buyer Indemnified Parties shall be entitled to indemnification by Sellers pursuant to this Article 7 shall not exceed the funds in the Escrow Account.

(b)           With respect to the Buyer Indemnified Parties’ claims for Losses pursuant to Section 7.2(a)(i) arising from breaches of Fundamental Representations or breaches of Sections 2.10 and 2.12, the aggregate amount of all Losses for which the Buyer Indemnified Parties shall be entitled to indemnification by Sellers pursuant to this Article 7 shall not exceed the Combined Purchase Price.

(c)           With respect to the Seller Indemnified Parties’ claims for Losses pursuant to Section 7.2(b)(i) other than for claims with respect to Fraud, the Seller Indemnified Parties shall not be entitled to indemnification for any individual or series of related Losses that do not exceed the Threshold Amount.

(d)           No Losses may be claimed under Section 7.2(a) by any Buyer Indemnified Party to the extent (i) such Losses are reflected in the calculation of the Purchase Price pursuant to Section 1.3 or (ii) such Losses exceed, in any event, an amount equal to the Combined Purchase Price, except in the case of Fraud.

(e)           Notwithstanding any other terms in this Article 7, Losses shall not include any consequential, indirect, special, or punitive damages. Any Losses for which the Buyer Indemnified Parties are entitled to indemnification shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach or more than one representation, warranty or covenant or obligation.

(f)           The amounts for which the Parties shall be liable under this Article 7 shall be net of any amounts actually recovered by the Indemnified Party under insurance policies or otherwise with respect to such Losses (net of any Tax or expenses incurred in connection with such recovery). Each Party shall use its commercially reasonable efforts to recover under insurance policies for any Losses prior to seeking indemnification under this Agreement or the Software Purchase Agreements.

(g)          Notwithstanding anything herein to the contrary, in determining whether there has been any Seller Warranty Breach or Buyer Warranty Breach, or calculating the amount of Losses arising from any Seller Warranty Breach or Buyer Warranty Breach, the applicable representation or warranty shall be read without regard to any qualification or exception contained therein relating to materiality or any similar qualification or standard.

(h)          Each Indemnified Party shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to a claim for indemnification under this Article 7.

7.4          Order of Recovery . The sole source of indemnification of any Buyer Indemnified Party’s claims for any Losses pursuant to Section 7.2(a)(i) shall be as follows: (A) first, Losses related to such claims shall only be indemnifiable to the extent the aggregate Losses of the Buyer Indemnified Parties for all claims pursuant to Section 7.2(a)(i) exceeding the Threshold Amount exceed $100,000 (the “Basket Amount”); (B) second, to the extent that aggregate Losses of the Buyer Indemnified Parties exceed the Basket Amount, then the Buyer Indemnified Parties shall be entitled to recover for all such Losses (including the Basket Amount) from the Escrow Account, but solely to the extent of the funds then remaining in such account and (C) third, solely to the extent that a claim for indemnification is based on Fraud or is made with respect to alleged breaches of Fundamental Representations and breaches of Sections 2.10 and 2.12, from the Parent. Solely to the extent Losses arise from the matters for which indemnification is provided pursuant to Section 7.2(a)(ii), (a)(iii), (a)(iv), and (a)(v), the Buyer Indemnified Parties shall be permitted to seek recovery of such Losses at their election from any combination of the following: (1) the Escrow Account and (2) Parent. For the avoidance of doubt, in no event shall such recovery against Sellers exceed the limitations set forth in Section 7.3(d)(ii), except in the case of Fraud.

7.5          Claims Not Involving Third Parties. The Buyer Indemnified Parties or the Seller Indemnified Parties shall assert a claim for indemnification under Section 7.2 against Sellers or Buyers (as the case may be) for any matter not involving a third party by giving notice to Sellers or Buyers (as the case may be) that describes the claim in reasonable detail, includes all reasonably available documents or other information relating to such claim and indicates the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party (such notice, a “Notice of Claim”). The Indemnifying Party shall respond to the Indemnified Party within thirty (30) Business Days following the date that the Notice of Claim is delivered to pursuant to this Section 7.5 (the “Response Period”), specifying whether or not the Indemnifying Party disputes the claim(s) described in the Notice of Claim, describe in reasonable detail the basis for each such dispute and include reasonable supporting materials (a “Claim Response”). If the Indemnifying Party fails to give a Claim Response within the Response Period, the Indemnifying Party shall be deemed not to dispute the claim(s) described in the related Notice of Claim. If the Indemnifying Party gives a Claim Response within the Response Period but does not in such Claim Response dispute all of the claim(s) made in the related Notice of Claim, the Indemnifying Party shall be deemed not to dispute the undisputed claim(s) described in the related Notice of Claim. If the Indemnifying Party elects not to dispute any claim described in a Notice of Claim, whether by failing to give a timely Claim Response or otherwise, then, subject to the limitations set forth in Section 7.3, the amount of Losses alleged in such Notice of Claim shall be conclusively deemed to be an obligation of the Indemnifying Party and the Indemnified Party shall be paid the amount specified in the Notice of Claim as provided in the Escrow Agreement or directly by the Indemnifying Party, as applicable. If the Indemnifying Party delivers a Claim Response within the Response Period indicating that the Indemnifying Party disputes one or more of the matters identified in the Notice of Claim, Buyer and Parent shall promptly meet in good faith to resolve the dispute. If Buyer and Parent do not resolve a dispute regarding a claim within thirty (30) days after the delivery of the Claim Response, either the Indemnifying Party or the Indemnified Party may submit the dispute to a court of competent jurisdiction for resolution. Upon resolution of such dispute, whether by agreement or by a court of competent jurisdiction, if it is determined that any indemnification payment is required pursuant to this Article 7 such amount shall be paid to the Indemnified Party as provided in the Escrow Agreement or directly by the Indemnifying Party, as applicable.

7.6           Third Party Claims.

(a)           If any Buyer Indemnified Party or Seller Indemnified Party (any such being an “Indemnified Party”) desires to make a claim for indemnification under Section 7.2 arising from a claim by a third party, such Indemnified Party shall notify Buyer (in the case of a claim by any Seller Indemnified Party) or Parent (in the case of a claim by any Buyer Indemnified Party (in either case, the “Defending Party”)) of the claim (the “Indemnified Party Claim”) in writing promptly, but in no event more than ten (10) days after receiving notice of any third party Proceeding, describing in reasonable detail the Indemnified Party Claim, including copies of all complaints, summons, petitions, demand letters and all reasonably available documents or other information relating to such claim and indicating the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party (the “Indemnified Party Claim Notice”); provided, that the failure to so notify shall not relieve the Defending Party of its obligations hereunder, except to the extent that the Defending Party is actually prejudiced thereby. Buyers (in the case of a claim by a Seller Indemnified Party) or Sellers (in the case of a claim by a Buyer Indemnified Party), shall have the right to assume the control of the defense of any such third party claims solely for money damages subject to the limitations set forth in this Section 7.6(a), including, at its own expense, employment of counsel reasonably satisfactory to the Indemnified Party (the “Defending Party Notice”). The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Indemnified Party Claim if (i) the Indemnified Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation or other proceeding, action or investigation by a Governmental Entity, (ii) the Third Party Claim seeks injunctive or other equitable relief against the Indemnified Party or any of its Affiliates, (iii) the Indemnified Party Claim is for a matter for which recovery is limited to the Escrow Amount, and the claim is for an amount that is more than twice the amount remaining in the Escrow Account or (iv) the Indemnifying Party has failed or is failing to prosecute or defend vigorously the Indemnified Party Claim.

(b)           If the Defending Party shall have exercised its right to assume such control, the Indemnified Party may, in its sole discretion and at its own expense, employ counsel to represent it (in addition to counsel employed by the Defending Party) in any such matter, and in such event counsel selected by the Defending Party shall cooperate with such counsel of the Indemnified Party in such defense, compromise or settlement; provided that the Indemnifying Party shall pay the fees and expenses of such separate counsel if the Indemnified Party shall reasonably conclude that (i) there is a material conflict of interest between the Defending Party or any of its Affiliates and the Indemnified Party or any of its Affiliates in the conduct of the defense of such Indemnified Party Claim or (ii) there are specific defenses or claims available to the Indemnified Party or any of its Affiliates which are different from or additional to those available to the Defending Party or any of its Affiliates and which could be materially adverse to the Defending Party or any of its Affiliates.

(c)           In the event that the Defending Party delivers a Defending Party Notice, the Defending Party will have the right to conduct such defense at its own cost; provided, however, that the Indemnified Party shall not settle or compromise any Third Party Claim without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld or delayed), unless such settlement includes a full release of the Indemnifying Party from such Third Party Claim. If the Indemnifying Party assumes the defense of a Third-Party Claim and is in good faith contesting such Third-Party Claim, the Indemnified Party shall not unreasonably withhold its consent to any settlement, compromise or discharge of a Third-Party Claim that the Indemnifying Party may reasonably recommend and that by its terms (i) obligates the Indemnifying Party to pay the full amount of Losses in connection with such Third-Party Claim, other than with respect to any Losses (or portion thereof) that are not required to be paid as a result of the limitations set forth in this Section 7 and (ii) releases the Indemnified Party in connection with such Third-Party Claim. Notwithstanding anything herein to the contrary, that the Defending Party shall not consent to the entry of any judgment or enter into any settlement or compromise with respect to such Indemnified Party Claim without the prior written consent of the Indemnified Party if:

(i)             such judgment, settlement or compromise does not include, as an unconditional term thereof, the giving by each claimant or plaintiff to each Indemnified Party and its Affiliates of a release from all liability with respect to such claim;

(ii)            such judgment, settlement or compromise requires the admission by the Indemnified Party or any of its Affiliates of any fault, liability or wrong doing on its part;

(iii)            as a result of such judgment, the sole relief provided is not monetary damages that are paid in full by the Defending Party; or

(iv)           as a result of such judgment, settlement or compromise, injunctive or other equitable relief would be imposed against the Indemnified Party or any of its Affiliates.

(d)           In the event that the Defending Party fails to give the Defending Party Notice within thirty (30) days after receiving notice of the Indemnified Party Claim pursuant to Section 7.6(a), the Defending Party will be deemed to have elected not to conduct the defense of the subject third party claim, and in such event the Indemnified Party will have the right to conduct such defense at the Defending Party’s expense and to compromise and settle such claim without the consent of the Defending Party. The Indemnified Party shall have the right to compromise and settle the third party claim only with the prior written consent of the Defending Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)           The Indemnified Party will cooperate with and make available to the Defending Party such assistance, documents and other materials as the Defending Party may reasonably request, and the Indemnified Party shall have the right at its expense (except as provided in Section 7.6(b)) to participate in the defense assisted by counsel of its own choosing.

(f)                Notwithstanding who is controlling the defense or settlement of any third party claim, and without regard to who might be ultimately responsible for the liability related thereto, such party controlling the defense or settlement shall diligently and vigorously defend such claim (subject to such party’s right to settle such Indemnified Party Claim in accordance with the terms of this Section 7.6) and keep the other party reasonably apprised of the status of such claim.

7.7              Exclusive Remedy. Other than (a) with respect to Fraud or (b) an injunction, specific performance or other equitable relief pursuant to Section 8.12, following the Closing, the indemnification rights in this Article 7 shall be the sole and exclusive remedy of the Parties with respect to any claims, damages or liabilities arising from this Agreement, the Software Purchase Agreements or otherwise in respect of the transactions contemplated herein. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall limit any Party’s rights or remedies in the case of Fraud.

7.8              Adjustment to Purchase Price. The Parties agree that any indemnification payment shall be treated as an adjustment to the Purchase Price unless otherwise required by applicable Law.

7.9              Release of Indemnity Escrow Amount.

(a)               On the first Business Day following the date that is twelve (12) months following the Closing Date, Sellers and Buyers shall cause the Escrow Agent to release to Parent any remaining portion of the Escrow Amount held in the Escrow Account (including any accrued interest and less applicable withholding), less an aggregate amount equal to the total of all claims for indemnification of the Buyer Indemnified Parties that are properly asserted and pending pursuant to this Article 7 on or prior to such anniversary. Any distribution pursuant to this Section 7.9(a) shall be made in accordance with this Agreement and the Escrow Agreement.

(b)               In any event, promptly upon the resolution of a pending claim for indemnification, Sellers and Buyers shall cause the Escrow Agent to release to Parent any portion of the Escrow Amount (including any accrued interest and less applicable withholding) retained in respect of such pending claim for indemnification remaining after the resolution of such pending claim. Any distribution pursuant to this Section 7.9(b) shall be made in accordance with this Agreement, the Escrow Agreement and, if necessary, the payment instructions provided by Sellers or Buyers, as applicable.

ARTICLE 8

MISCELLANEOUS

8.1              Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party shall take all such reasonable necessary action to (a) execute and deliver to each other such other documents and (b) do such other acts and things as a Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction Documents.

8.2              No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assignees and nothing herein, expressed or implied, will give or be construed to give any Person, other than such Persons and such successors and permitted assignees, any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.3              Entire Agreement. This Agreement, together with the Transaction Documents, the Confidentiality Agreement and any other documents, agreements and certificates referred to herein and to be delivered pursuant hereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all other agreements, negotiations, understandings and discussions of the Parties, whether oral or written. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein and therein.

8.4              Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. None of the Parties may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, and any attempt to do so will be null and void ab initio.

8.5              Counterparts. This Agreement, the Transaction Documents and the other documents to be executed and delivered pursuant to this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same Agreement or document. The delivery of copies of this Agreement, the Transaction Documents or other documents to be delivered pursuant to this Agreement, including executed signature pages where required, by electronic transmission will constitute effective execution and delivery of this Agreement, the Transaction Document or such other document for all purposes.

8.6              Interpretation.

(a)               The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(b)               Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(c)               As used in this Agreement the word “including” means including without limitation and the words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement and reference to a particular Section of this Agreement shall include all subsections thereof.

(d)               References herein to “Sections,” “Schedules” and “Exhibits” refer to Sections of, Schedules to and Exhibits to this Agreement, unless another agreement is specified.

(e)               All references to “$” refer to United States dollars.

(f)                Unless the context clearly requires otherwise, when used herein “or” shall not be exclusive (i.e., “or” shall mean “and/or”).

(g)               References to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rule or regulation, in each case as amended or otherwise modified from time to time.

(h)               Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

(i)                 The table of contents and Article, Section and subsection headings in this Agreement are inserted for convenience of reference only, are not intended to be full or accurate descriptions of the content of the Articles, Sections or subsections of this Agreement and shall not affect the construction hereof.

8.7              Notices. All notices, requests, claims, demands, disclosures and other communications required or permitted to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, or by email. Any such notice, request, claim, demand, disclosure or other communication shall be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service, (c) the day of sending, if sent by email prior to 5:00 p.m. (Eastern time) on any Business Day or the next succeeding Business Day if sent by email after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day.

If to Buyers (or, after the Closing, any of the Acquired Companies):

Partner One Capital

505 Maisonneuve West, Suite 400

Montreal, QC

Canada H3A 3C2

Attention: Legal Department

Email: legal@partneronecapital.com

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Benjamin Rikkers and Mike Callahan

Email: brikkers@foley.com; mcallahan@foley.com

If to Sellers:

Evolving Systems, Inc.

9800 Pyramid Court, Ste. 400

Englewood, Colorado 80112

Attention: Matthew Stecker

Email: matthew@symbl.com

with a copy to (which shall not constitute notice):

Hunton Andrews Kurth LLP

200 Park Avenue

New York, New York 10166

Attention: Paul N. Silverstein, John T. O’Connor

Email: paulsilverstein@huntonak.com; joconnor@huntonak.com

Each of the Parties may specify a different address or electronic mail address by giving notice in accordance with this Section 8.7 to the other Parties.

8.8              Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)               This Agreement and the transactions contemplated herein, and all disputes between the Parties under or related to this Agreement or the facts and circumstances leading to its execution or performance, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law principle, provision or rule that would cause the application of the laws of any other jurisdiction.

(b)               Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in any state or federal court in the State of Delaware, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such legal suit, action, or proceeding.

(c)               TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS HEREIN OR THEREIN, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES TO IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS HEREIN OR THEREIN AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.9              Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed by Buyers and Sellers. No waiver by any Party of any breach or violation of, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach or violation of, default under, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

8.10          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable Law, be invalid or unenforceable in any respect, each Party intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law.

8.11          Expenses. Except as otherwise provided in this Agreement, each Party shall bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Transaction Documents, the compliance herewith and therewith and the Transactions, including all fees and expenses of its Affiliates.

8.12          Specific Performance.

(a)               The Parties agree that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that each of the Parties does not fully and timely perform its obligations under or in connection with this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement and the Closing) in accordance with its terms. The Parties thus acknowledge and agree that (i) each Party shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages and without posting a bond or other security, this being in addition to any other remedy to which such Parties are entitled under this Agreement, and (ii) the right to obtain an injunction, specific performance or other equitable relief is an integral part of the transactions contemplated hereby and without that right, neither of Parties would have entered into this Agreement.

(b)               Each Party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other Party has an adequate remedy at law.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Equity Purchase Agreement as of the date first written above.

BUYER:	ETI-NET Inc.

	By:	/s/ Dan Charron
	Name:	Dan Charron
	Title:	Chief Executive Officer

Investissements Riv Europe Ltee

	By:	/s/ Nicols Rivaro
	Name:	Nicolas Rivaro
	Title:	President

Said Hini

	By:	/s/ Said Hini

SELLER:	EVOLVING SYSTEMS, INC.

	By:	/s/ Matthew Stecker
	Name:	Matthew Stecker
	Title:	Chief Executive Officer

EVOLVING SYSTEMS HOLDINGS LTD.

	By:	/s/ Matthew Stecker
	Name:	Matthew Stecker
	Title:	Chief Executive Officer

Exhibit A

Definitions

“Act 750” has the meaning set forth in the recitals.

“Acquired Companies” has the meaning set forth in the recitals.

“Acquisition Proposal” has the meaning set forth in Section 4.2(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes hereof, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of equity interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preface.

“Assigned Assets” has the meaning set forth in the recitals.

“Asset Contribution” has the meaning set forth in the recitals.

“Assets” means, collectively, all of the tangible and intangible assets, rights and properties held for use or owned by any of the Group Companies in the Business, including all Real Property, Company Intellectual Property, the Assigned Assets, the Spanish contracts, the French Assets and the Software Assets.

“Books and Records” means the books, records, files, data and information of the Acquired Companies (including customer and supplier lists, financial and accounting records, purchase orders and invoices, sales orders, and credit and collection records).

“Business” has the meaning set forth in the recitals.

“Business Day” means each day other than a Saturday, Sunday or other day on which banks in Wilmington, Delaware, or New York, New York, are not required by Law to be open.

“Buyer” has the meaning set forth in the preface.

“Buyer Indemnified Parties” has the meaning set forth in Section 7.2(a).

“Buyer Releasee” has the meaning set forth in Section 4.14.

“Buyer Warranty Breach” has the meaning set forth in Section 7.2(b)(i).

“Claim Response” has the meaning set forth in Section 7.5.

“Closing” has the meaning set forth in Section 1.4.

“Closing Date” has the meaning set forth in Section 1.4.

“Closing Date Balance Sheet” has the meaning set forth in Section 1.3(a).

“Closing Date Statement” has the meaning set forth in Section 1.3(a).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Combined Purchase Price” means the sum of the Purchase Price plus the Software Purchase Price.

“Company Benefit Plans” means any (a) material “employee benefit plan” as defined in Section 3(3) of ERISA, (b) material employment, severance, change in control, transaction bonus, retention or other similar agreement or plan or (c) other material written plan, agreement or arrangement providing for compensation or other forms of incentive or deferred compensation, fringe benefits, perquisites, disability or sick leave benefits, supplemental unemployment benefits or post-employment or retirement benefits, in each case that, as of the date hereof, is sponsored, maintained, administered, contributed to or entered into by any Acquired Company for the benefit of any Acquired Company employee, excluding, in each case, ordinary course of business employment agreements or terms and conditions of employment between any Acquired Company and an employee.

“Company Intellectual Property” means all Intellectual Property owned by the Group Companies or used by the Group Companies in connection with their Business, including all Intellectual Property in and to Company Technology.

“Company Registrations” has the meaning set forth in Section 2.13(a).

“Company Technology” means the Technology used by the Group Companies in connection with the Business.

“Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement dated as of February 6, 2021 by and between the Parent and PartnerOne Capital.

“Contract” means any contract, agreement, license, note, bond, mortgage, indenture, lease or other binding instrument, commitment or arrangement, whether written or oral.

“Contributed Cash and Cash Equivalents” means the cash and cash equivalents, including restricted cash, checks, electronic payments and bank deposits received but not yet cleared, net of any outstanding checks, electronic payments and bank overdrafts issued but not yet cleared, held by Parent and Evolving NC as of the Closing, which shall include for the avoidance of doubt all cash and cash equivalents paid or contributed to Parent and Evolving NC by any Group Company between the Recent Balance Sheet Date and the Closing Date, other than cash or cash equivalents paid or contributed to Parent or Evolving NC by any Group Company to pay for ordinary course operating expenses of the Business up until the Closing, consistent with past practice.

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any evolutions or mutations thereof, or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.

“COVID-19 Measures” means any Parent and the other Acquired Company’s compliance with any quarantine, “shelter in place,” “stay at home,” work force reduction, social distancing, shut down, closure, sequester, safety or similar Law, policies, or guidelines promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention, in each case, in connection with, related to, or in response to COVID-19, including, but not limited to, the CARES Act.

“Current Insurance Policies” has the meaning set forth in Section 2.15.

“Debt” means, without duplication, all monetary obligations of the Group Companies: (a) for borrowed money which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by guarantee of such indebtedness, agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise), (b) evidenced by bonds, debentures, indentures, notes or similar instruments, (c) secured by any Lien (other than Permitted Liens) on Assets and granted by any Group Company, all such Debt of others guaranteed by such any of the Group Companies.

“Defending Party” has the meaning set forth in Section 7.6(a).

“Defending Party Notice” has the meaning set forth in Section 7.6(a).

“Disclosure Schedule” has the meaning set forth in the introductory paragraph to Article 2.

“ESL UK” has the meaning set forth in the recitals.

“English Companies” means Evolving UK, Evolving BLS, Evolving Systems Limited (company number 02325854) and Evolving Systems Lumata Limited (company number 03962393).

“Environmental Law” means any foreign, federal, state or local statute, regulation, ordinance, rule of common law or other legal requirement, in any way relating to the protection of human health and safety, the environment or natural resources, in effect on or prior to the Closing Date, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto.

“Equity Securities” of any Person means any and all shares of capital stock, partnership interests, limited liability company interests, membership interests, other equity interests or options of such Person, and all securities exchangeable for or convertible or exercisable into, any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means U.S. Bank National Association.

“Escrow Agreement” means the agreement entered into among the Escrow Agent, Buyers, and Sellers on the date hereof pursuant to which, the Escrow Account shall be established and maintained.

“ETI-NET” has the meaning set forth in the recitals.

“Evolving BLS” means Evolving Systems BLS Limited (company number 10723209), a private limited company incorporated in England & Wales whose registered office is at The Office Group 4th Floor, 91 Wimpole Street, London, United Kingdom, W1G 0EF.

“Evolving NC” has the meaning set forth in the recitals.

“Evolving UK” has the meaning set forth in the recitals.

“Fraud” means common law fraud as determined under the laws of the State of Delaware

“French Contribution” has the meaning set forth in the recitals.

“French Assets” has the meaning set forth in the recitals.

“Fundamental Representations” means the representations and warranties of Sellers contained in Section 2.1 (Organization), Section 2.2 (Power and Authorization), Section 2.3(a) (No Conflicts), Section 2.4 (Corporate Records), Section 2.5 (Capitalization), Section 2.6 (Ownership of Shares), Section 2.12(a), Sections 2.13(b), Section 2.13(c) and Section 2.20 (Brokers) of this Agreement, the representations of Parent contained in the Software Purchase Agreements, and the representations and warranties of Buyers contained in Section 3.1 (Organization), Section 3.2 (Authority, Enforceability), Section 3.2(a) (No Conflicts) and Section 3.4 (Brokers) in this Agreement.

“GAAP” means generally accepted accounting principles as in effect in the United States as of the date of the subject financial statement.

“German Contribution” has the meaning set forth in the recitals.

“German Subsidiaries” has the meaning set forth in the recitals.

“Go-Shop Period” has the meaning set forth in Section 4.2(a).

“Go-Shop Period End Date” has the meaning set forth in Section 4.2(a).

“Governmental Entity” means any: (a) national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, licensing or other administrative functions of or pertaining to government or (b) agency, division, bureau, department, or other political subdivision of any of the foregoing.

“Group Companies” means Parent and each of its direct and indirect Subsidiaries, collectively, and “Group Company” means any one of the Group Companies.

“Hini” has the meaning set forth in the recitals.

“Inbound IP Contracts” has the meaning set forth in Section 2.13(e).

“Independent Accountant” means any nationally recognized independent accounting firm chosen jointly by the Parties; provided, that in the event that the Parties are unable to agree on an alternative Independent Accountant, each of the Parties shall select an accounting firm and cause such two accounting firms to mutually select a third independent accounting firm to act as the Independent Accountant.

“Indemnified Party” has the meaning set forth in Section 7.6(a).

“Indemnified Party Claim” has the meaning set forth in Section 7.6(a).

“Indemnified Party Claim Notice” has the meaning set forth in Section 7.6(a).

“Intellectual Property” means (a) patents, copyrights, mask work rights, confidential information, trade secrets, database rights and all other proprietary rights in Technology, (b) trademarks, trade names, service marks, service names, brands, trade dress and logos and the goodwill and activities associated therewith, (c) domain names, rights of privacy and publicity and moral rights and (d) any and all registrations, applications, recordings, licenses, common-law rights, statutory rights and contractual rights relating to any of the foregoing.

“IRE” has the meaning set forth in the recitals.

“IP Contracts” has the meaning set forth in Section 2.13(e).

“Knowledge of Seller” means the actual present knowledge of Matthew Stecker and Mark Szynkowski and anything that such individuals should reasonably have known after due inquiry of their direct reports with relevant knowledge, and the actual present knowledge of Adhish Kulkarni and Eric Hatton.

“Laws” means any federal, state, national, local or foreign statute, law, treaty, rule, code, regulation or ordinance of any Governmental Entity.

“Liens” means any lien, mortgage, security interest, attachment, levy, charge, claim, restriction, imposition, pledge, easement, covenant, encroachment, encumbrance, conditional sale or title retention arrangement, or any other interest in property or assets (or the income or profits therefrom) designed to secure the repayment of debt, whether consensual or nonconsensual and whether arising by agreement or under any Law or otherwise.

“Lumata UK” has the meaning set forth in the recitals.

“Material Adverse Effect” means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the properties, liabilities, business, results of operations or condition of the Group Companies or the Business, taken as a whole; provided, however, that none of the following, or any change, event, occurrence or development resulting or arising from the following, will constitute, or will be considered in determining whether there has occurred, a “Material Adverse Effect”:

(a)       future changes in conditions in the United States or global economy or capital, credit or financial markets generally, including changes in interest or exchange rates;

(b)       future changes in GAAP or applicable Law (or in interpretations thereof);

(c)       future changes in general legal, tax, regulatory, political or business conditions in the jurisdictions in which any Group Company operates;

(d)       the negotiation, execution, announcement or performance of this Agreement, the Transaction Documents or the consummation of the transactions contemplated herein or therein, including the identity of Buyer, the impact thereof on relationships, contractual or otherwise, between any Group Company and customers, Governmental Entities, suppliers, vendors or lenders;

(e)       any action taken by Sellers or any of the Group Companies (i) that is required, contemplated or permitted pursuant to this Agreement or any Transaction Document or (ii) with the written consent of Buyer;

(f) any failure, in and of itself, to meet revenue or earnings projections or predictions, whether such projections or predictions were made by any Acquired Company, Parent or any of their respective advisors or representatives or any independent third parties (it being understood that the underlying cause of any such failure shall not be excluded under this clause (f) from being considered in determining whether a Material Adverse Effect has occurred); or

(f)       earthquakes, hurricanes, floods or other natural disasters or acts of God, epidemics, pandemics (including the COVID-19 Pandemic), viral outbreaks, acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such epidemics, pandemics (including the COVID-19 Pandemic), viral outbreaks acts of war, armed hostilities, sabotage or terrorism threatened or occurring after the date of this Agreement;

except, in the case of clause (a) or (c), to the extent such change, event, occurrence or development disproportionately and adversely affects the Group Companies or the Business, taken as a whole, compared to similar companies operating in the same industry.

“Material Contracts” has the meaning set forth in Section 2.14(a).

“Notice of Claim” has the meaning set forth in Section 7.5.

“Notice Period” has the meaning set forth in Section 4.2(c).

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Entity or arbitrator.

“Organizational Documents” with respect to a Person, means the charter, bylaws, limited liability company agreement or comparable organizational, constituent or governing documents of such Person, and any amendment or supplement to any of the foregoing.

“Outbound IP Contracts” has the meaning set forth in Section 2.13(e).

“Paid Transaction Expenses” means the Seller Transaction Expenses paid by Parent, and by any direct or indirect Subsidiary of Parent, prior to the Closing, or any direct or indirect Subsidiary of the Parent at Closing, and excluding, for the avoidance of doubt, any Seller Transaction Expenses paid by Parent from Contributed Cash and Cash Equivalents.

“Parent” has the meaning set forth in the recitals.

“Parent Tax Returns” has the meaning set forth in Section 4.10(a).

“Party” and “Parties” has the meaning set forth in the preface.

“Permits” has the meaning set forth in Section 2.7(b).

“Permitted Liens” means (a) Liens for Taxes, government assessments or government levies not yet delinquent or being contested in good faith through appropriate Proceedings, (b) Liens imposed by law, such as materialmen’s, mechanics, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business, (c) cash deposits or letters of credit to secure obligations under workers’ compensation laws or similar legislation, (d) all Laws related to zoning, entitlement, conservation and environmental restrictions, (e) zoning, building and other land use regulations imposed by any Governmental Entity having jurisdiction over any Real Property or (f) landlord’s liens, survey exceptions, imperfections of title, covenants, conditions, restrictions, easements and other matters of record affecting title to any Real Property; in each case that are not material to the Business.

“Person” means any individual, corporation, association, general partnership, limited partnership, joint venture, trust, association, firm, organization, company, business, entity, union, society, government (or political subdivision thereof) or governmental agency, authority or instrumentality.

“Post-Closing Tax Period” means any taxable period or portion thereof beginning after the date of the Closing.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Tax Period, the portion of such taxable period ending on and including the Closing Date.

“Proceeding” means an action, complaint, petition, suit, proceeding or arbitration, whether civil, criminal or regulatory.

“Proxy Statement” has the meaning set forth in Section 2.3(a).

“Purchase Price” has the meaning set forth in Section 1.2.

“Real Property” has the meaning set forth in Section 2.11(a).

“Real Property Leases” has the meaning set forth in Section 2.11(a).

“Recent Balance Sheet Date” has the meaning set forth in Section 2.8(b).

“Related Persons” means with respect to any Person, any of such Person’s Affiliates, equity owners, officers, directors, employees, members, advisors, agents or representatives (collectively, “Related Persons”).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property;

“Reorganization” has the meaning set forth in the recitals.

“Reorganization Documents” means each of the contribution agreements, assignments, resolution and other documents, agreements and instruments determined by Parent and Buyers to be necessary to consummate the Reorganization.

“Requisite Shareholder Approval” means the affirmative approval of the Transactions by the holders of a majority of the vote cast at the Shareholders Meeting at which a quorum is present.

“Response Period” has the meaning set forth in Section 7.5.

“Schedule Supplement” has the meaning set forth in Section 4.7.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means the forms, documents and reports filed by Parent with the SEC prior to the date of this Agreement (the “SEC Documents”).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preface.

“Seller Indemnified Parties” has the meaning set forth in Section 7.2(b).

“Seller Releasor” has the meaning set forth in Section 4.14.

“Seller Termination Fee” has the meaning set forth in Section 6.3.

“Seller Transaction Expenses” means the amount of the costs, fees and expenses (including employee bonuses or other payments) paid or payable by Parent, the other Group Companies and any other Subsidiary of Parent in connection with the Transaction.

“Seller Warranty Breach” has the meaning set forth in Section 7.2(a)(i).

“Settlement Amount” means $325,000.

“Shareholders Meeting” means a meeting of the stockholders of Parent for the purpose of the consideration and approval of this Agreement and the Transactions and any other matters required to be voted on by the stockholders of Parent in connection with the Transactions (including any postponement or adjournment thereof).

“Software” means all computer software and Databases, including source code and object code, development tools, comments, user interfaces, menus, buttons, and icons, and all files, data, scripts, application programming interfaces, manuals, design notes, programmers’ notes, architecture, algorithms and other items and documentation related thereto or associated therewith, and any derivative works, foreign language versions, fixes, upgrades, enhancements, new versions, previous versions, new releases, and previous releases thereof; and all media and other tangible property necessary for the delivery or transfer thereof.

“Software Assets” has the meaning set forth in the recitals.

“Software Purchase Agreement” has the meaning set forth in Section 5.1(d)(ii).

“Software Purchase Price” means, collectively, the US Software Purchase Price and the UK Software Purchase Price.

“Software Assets” has the meaning set forth in the recitals.

“Software Sellers” has the meaning set forth in the recitals.

“Straddle Tax Period” means any taxable period that includes (but does not end on) the Closing Date.

“Straddle Tax Returns” has the meaning set forth in Section 4.10(b).

“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least 50% of the outstanding equity interests entitled to vote generally in the election of the board of directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.

“Superior Proposal” has the meaning set forth in Section 4.2(d).

“Tax” and “Taxes” means all United States federal, state or local or non-United States taxes, assessments, charges, duties, levies or other similar governmental charges of any nature, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties, fees, levies or other similar governmental charges in the nature of a tax, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

“Tax Return” means any report, return, information return or other information filed with a Governmental Entity in connection with Taxes, including any return of an affiliated, combined or unitary group.

“Taxing Authority” means any Governmental Entity with the power to levy or collect Taxes.

“Technology” means all inventions, works, discoveries, innovations, know-how, information (including ideas, research and development, formulas, algorithms, compositions, processes and techniques, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, graphics, illustrations, artwork, documentation, and manuals), databases, computer software, firmware, computer hardware, electronic, electrical, and mechanical equipment, and all other forms of technology, including improvements, modifications, works in process, derivatives, or changes, whether tangible or intangible, embodied in any form, whether or not protectable or protected by patent, copyright, trade secret law, or otherwise, and all documents and other materials recording any of the foregoing.

“Transactions” has the meaning set forth in the recitals.

“Transaction Documents” means the Reorganization Documents, the Software Purchase Agreement, the Escrow Agreement and each other document, agreement and certificate delivered under and pursuant to this Agreement.

“UK Software Purchase Agreement” has the meaning set forth in Section 5.1(d)(iii).

“UK Software Purchase Price” means $15,000,000.

“User Data” means any Personal Information or other data or information collected by or on behalf of a Group Company from users of any web site or any product or service made or sold by a Group Company.

“US Software Purchase Agreement” has the meaning set forth in Section 5.1(d)(ii).

“US Software Purchase Price” means $15,000,000.

Exhibit 2.2

Execution Version

SOFTWARE PURCHASE AGREEMENT

This Software Purchase Agreement, including all Schedules (the “Agreement”) dated October 15, 2021, is by and among Evolving Systems Inc., a Delaware Corporation (“Parent”), Evolving Systems NC, Inc., a Delaware corporation (“Evolving NC” and together with Parent, “Sellers”), and ETI-NET Inc., a Quebec Corporation (“Buyer”). Sellers and Buyer shall collectively be referred to as the “Parties” or individually as a “Party”.

WHEREAS, Sellers and their affiliates (collectively, the “Group Companies”) are a group of commercial software companies that develop, market, sell and license computer software as well as sell services related to the implementation, configuration and support thereof (the “Business”);

WHEREAS, Sellers own the Software (as defined in Section 1.01);

WHEREAS, concurrently with the execution of this Agreement, Parent and Evolving Systems Limited, a company incorporated in England & Wales (“ESL UK”), and Buyer have entered into a separate Software Purchase Agreement pursuant to which, among other things, Buyer will purchase from ESL UK all software it owns (the “UK Software”) (the “UK Software Purchase Agreement”);

WHEREAS, the Software and the UK Software comprise all of the software owned by any Group Companies; and

WHEREAS, Buyer desires to purchase, and Sellers wish to sell to Buyer the Software, subject to the terms and conditions set forth below. Accordingly, Buyer and Sellers agree as follows:

Article I
Purchase and Sale

Section 1.01 Purchase and Sale of Software. Subject to the terms and conditions set forth herein, Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Sellers, all of the rights, title and interest of Sellers in, to, and under all of the software it owns (the “Software”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).

Software shall include all computer software and its source code (excluding, for the avoidance of doubt, any open source code that is not owned by Sellers) including without limitation all Software licensed by any Seller to third parties, whether by delivery of object code versions of the Software for installation on the end-user systems, or offered by Sellers to third parties on a hosted, software as a service, application service provider, cloud-based service or similar platform.

Excluding any open source code that is not owned by Sellers, Software shall also include, without limitation:

a)	all computer programs, firmware, platform and application software (whether in source code, object code or other form), library functions, compilers, models, algorithms, methodologies and implementations thereof, data, metadata, and databases and compilations of data, whether machine readable or otherwise, that are included or related with the Software, in any form, including without limitation, development tools, descriptions and flow charts, programmers’ annotations, notes, documentation, product user manuals, training materials and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, irrespective of the media on which it is recorded, library functions, compilers, and platform and application software, whether in source or object code format, and all related documentation;

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b)	as pertains to the Software, all trade secrets, confidential business information, know-how, ideas, research and development, formulas, compositions, development and production processes and techniques, technical data, designs, drawings, specifications, material that is subject to non-copyright protections, proprietary information, know-how, technology, technical data, intellectual property rights acquired by license or agreement;

c)	all copyrights, and all other works with respect to works of authorship and tangible works of expression in and to the Software, including derivative works, all copyrightable works, all copyrights, and all applications, registrations, and renewals, extensions and reversion in connection therewith (registered or unregistered), and all other rights corresponding thereto throughout the world (including all moral and economic rights, however denominated) (“Copyrights”);

d)	all common law, statutory, treaty and convention rights with regards to the Software and any element in this section;

e)	all property rights, moral rights, ownership and other proprietary rights in and related to the Software;

f)	all worldwide forms of protection and rights in, to and under all elements of this section; and the right and power to assert, defend and recover title thereto and the right to sue for and recover damages for past, present and future infringement, misuse, misappropriation or other violation thereof;

g)	all technical and descriptive materials and documentation (including all copies in whatever form, including digital or electronic copies) relating to the acquisition, design, development, use or maintenance of the Software and of any and all intellectual property therein (collectively “Technical Documentation”);

h)	all works in progress, updates, upgrades and improvements in and related to the Software, including associated computer programming code (including both object code and source code versions thereof), documentation (including user manuals and other written materials that relate to particular code or databases), materials useful for design (including logic manuals, flow charts, and principles of operation), and other written materials or tangible items used by any Seller in the development and maintenance of the Software;

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i)	all transferable rights to use third party intellectual property acquired by license or agreement by any Seller to the extent related to the Software; and

j)	all documentation related to any of the above.

(and each of (a) to (j) above, a “Purchased Asset” and collectively the “Purchased Assets”);

Section 1.02 Purchase Price. The aggregate purchase price for the Software and the other Purchased Assets shall be Fifteen Million US Dollars ($15,000,000) (the “Purchase Price”). Buyer shall pay the Purchase Price to Parent, for the account of Sellers, at the Closing by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Parent in writing to Buyer.

Section 1.03 Allocation of Purchase Price. Sellers and Buyer agree that the Purchase Price is entirely allocated to the Software in its whole, and that although a list of Purchased Assets is provided for specificity, all Purchased Assets are and form an integral and indivisible part of the Software, with no individual value other than as a whole as part of the Software.

Section 1.05 Third Party Consents. To the extent that Sellers’ rights under any Purchased Asset may not be assigned to Buyer without the consent of another Person, Sellers, at their expense, shall use commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. Buyer acknowledges and agrees that, notwithstanding the foregoing sentence and any other provision in this Agreement to the contrary, Sellers (i) shall have no obligation to transfer any open source code that is not transferrable and (ii) shall have no liability or other obligation to Buyer to the extent that any Purchased Asset cannot be assigned due to illegality or impossibility of transfer based on the laws or rules of any jurisdiction. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Sellers, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. For purposes of this Agreement, “Person” means any individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

Article II
Closing

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the closing of the transactions contemplated by the UK Software Purchase Agreement (the “Closing Date”).

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Section 2.02 Closing Deliverables.

(a) At the Closing, Sellers shall deliver to Buyer a bill of sale in the form of Schedule 2.02(a) hereto (the “Bill of Sale”) and duly executed by Sellers, transferring all of Sellers’ rights, title and interest in and to the Software and the other Purchased Assets to Buyer.

(b) At the Closing, Buyer shall deliver to Parent the Purchase Price.

Section 2.03 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party shall take all such reasonable necessary action to (a) execute and deliver to each other such other documents and (b) do such other acts and things as a Party may reasonably request for the purpose of carrying out the intent of this Agreement.

Article III
Representations and Warranties of Parent

Except as disclosed in writing to Buyer in schedules attached to this Agreement, Parent represents and warrants to Buyer that the statements contained in this Article are true, complete and correct as of the Closing Date.

Section 3.01 Organization and Authority of Sellers; Enforceability. Each Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary corporate power and authority to own, operate and lease its assets and to carry on its business as it is currently conducted. Sellers have all requisite power and authority necessary to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Sellers of this Agreement have been duly and validly approved by all necessary corporate action. This Agreement has been duly executed and delivered by Sellers and is legal, valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.

Section 3.02 All Software. The Software and the UK Software comprise all of the software owned by the Group Companies.

Article IV
Representations and Warranties of Buyer

Buyer represents and warrants to Sellers that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is duly organized, validly existing and in good standing under the laws Quebec, Canada, with the necessary corporate power and authority to own, operate and lease its assets and to carry on its business as it is currently conducted. Buyer has all requisite power and authority necessary to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby.

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The execution, delivery, and performance by Buyer of this Agreement has been duly and validly approved by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and is legal, valid and binding obligation of Sellers enforceable against Buyer in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.

Article V
Indemnification

Section 5.01 Survival. Subject to the terms, conditions and limitations set forth in this Agreement and in Article 7 of that certain Equity Purchase Agreement by and between Parent and Evolving Systems Holdings Ltd., a limited corporation incorporated under the laws of England and Wales, on the one hand, and Buyer, Investissements RIV Europe Limitee, a Quebec corporation, and Said Hini, an individual, on the other hand (the “Equity Purchase Agreement”), the representations and warranties contained herein shall survive as and be treated as “Fundamental Representations” under the Equity Purchase Agreement.

Section 5.02 Indemnification by Parent. Parent shall indemnify Buyer and the Buyer Indemnified Parties in accordance with the terms set forth in Article 7 of the Equity Purchase Agreement.

Section 5.03 Indemnification by Buyer. Buyer shall indemnify Sellers and the Seller Indemnified Parties in accordance with the terms set forth in Article 7 of the Equity Purchase Agreement.

Article VI
Miscellaneous

Section 6.01 Expenses. Each Party shall bear their own costs and expenses in relation with this Agreement.

Section 6.02 Notices. All notices, requests, claims, demands, disclosures and other communications required or permitted to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, or by email to the individuals designated for the Parties in Section 8.7 of the Equity Purchase Agreement. Any such notice, request, claim, demand, disclosure or other communication shall be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service, (c) the day of sending, if sent by email prior to 5:00 p.m. (Eastern time) on any Business Day or the next succeeding Business Day if sent by email after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day.

Section 6.03 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

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Section 6.04 Entire Agreement. This Agreement and the documents to be delivered hereunder, together with the Transaction Documents (as defined in the Equity Purchase Agreement), constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder (including the Schedules), the statements in the body of this Agreement will control.

Section 6.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 6.06 Amendment, Modification & Waiver. This Agreement may be amended, modified or supplemented, and any provision hereof shall be waived, only by an agreement in writing signed by each Party hereto. No delay in exercising any right or remedy hereunder shall be construed as a waiver thereof.

Section 6.07 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as an original signed copy (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

Section 6.09 No Third Party Beneficiaries. Nothing expressed, implied or referred to in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the Parties that the Agreement be for the sole and exclusive benefit of such Parties and their respective successors and permitted assigns, and not for the benefit of any other Person.

Section 6.10 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 6.11 Condition to Closing. Notwithstanding any other section of this Agreement, it is expressly agreed that the Closing is conditioned upon the satisfaction or waiver of all conditions precedent to closing set forth in the Equity Purchase Agreement. The consideration payable hereunder is separate and distinct from the consideration payable under the Equity Purchase Agreement. The Parties acknowledge and agree that the Closing shall be deemed to occur immediately prior to the consummation of the transactions contemplated by the Equity Purchase Agreement. This Agreement shall terminate automatically upon the termination of the Equity Purchase Agreement.

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Section 6.12 Waiver. Any failure of a Party to comply with any obligation herein may be waived by the other Party only by a written instrument signed by the Party granting such waiver. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof or estoppel with respect thereto.

Section 6.13 Public Announcements. Each Party agrees not to make any public announcement in regard to the transactions contemplated by this Agreement without the other Party’s prior consent, except as may be required by law, in which case the Parties shall use reasonable efforts to coordinate with each other with respect to the timing, form and content of such required disclosures.

Section 6.14 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to conflict of law rules that would require the application of the laws of another jurisdiction.

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IN WITNESS WHEREOF, each of the undersigned has executed this Software Purchase Agreement as of the date first written above.

SELLERS:	EVOLVING SYSTEMS NC, INC.

	By:	/s/ Matthew Stecker
Name: Matthew Stecker
Title: Chief Executive Officer

EVOLVING SYSTEMS, INC.

	By:	/s/ Matthew Stecker
Name: Matthew Stecker
Title: Chief Executive Officer

[Signature Page to US Software Purchase Agreement]

BUYER:	ETI-NET INC.

	By:	/s/ Dan Charron
Name: Dan Charron
Title: Chief Executive Officer

[Signature Page to US Software Purchase Agreement]

Exhibit 2.3

Execution Version

SOFTWARE PURCHASE AGREEMENT

This Software Purchase Agreement, including all Schedules (the “Agreement”) dated October 15, 2021, is by and among Evolving Systems Limited, a company incorporated in England & Wales (“Seller”), ETI-NET Inc., a Quebec Corporation (“Buyer”), and Evolving Systems Inc., a Delaware Corporation (“Parent”). Seller, Parent and Buyer shall collectively be referred to as the “Parties” or individually as a “Party”.

WHEREAS, Seller and its affiliates (collectively, the “Group Companies”) are a group of commercial software companies that develop, market, sell and license computer software as well as sell services related to the implementation, configuration and support thereof (the “Business”);

WHEREAS, Seller is the owner of the Software (as defined in Section 1.01);

WHEREAS, concurrently with the execution of this Agreement, Parent and Evolving Systems NC, Inc., a Delaware corporation (“Evolving NC”), and Buyer have entered into a separate Software Purchase Agreement pursuant to which, among other things, Buyer will purchase from Parent and Evolving NC all software they own (the “US Software”) (the “US Software Purchase Agreement”);

WHEREAS, the Software and the US Software comprise all of the software owned by any Group Companies; and

WHEREAS, Buyer desires to purchase, and Seller wishes to sell to Buyer the Software, subject to the terms and conditions set forth below. Accordingly, Buyer, Seller and Principals agree as follows:

Article I
Purchase and Sale

Section 1.01 Purchase and Sale of Software. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s rights, title and interest in, to, and under all of the software it owns (the “Software”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).

Software shall include all computer software and its source code (excluding, for the avoidance of doubt, any open source code that is not owned by Seller) including without limitation all Software licensed by Seller to third parties, whether by delivery of object code versions of the Software for installation on the end-user systems, or offered by Seller to third parties on a hosted, software as a service, application service provider, cloud-based service or similar platform.

Excluding any open source code that is not owned by Seller, Software shall also include, without limitation:

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a)	all computer programs, firmware, platform and application software (whether in source code, object code or other form), library functions, compilers, models, algorithms, methodologies and implementations thereof, data, metadata, and databases and compilations of data, whether machine readable or otherwise, that are included or related with the Software, in any form, including without limitation, development tools, descriptions and flow charts, programmers’ annotations, notes, documentation, product user manuals, training materials and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, irrespective of the media on which it is recorded, library functions, compilers, and platform and application software, whether in source or object code format, and all related documentation;

b)	as pertains to the Software, all trade secrets, confidential business information, know-how, ideas, research and development, formulas, compositions, development and production processes and techniques, technical data, designs, drawings, specifications, material that is subject to non-copyright protections, proprietary information, know-how, technology, technical data, intellectual property rights acquired by license or agreement;

c)	all copyrights, and all other works with respect to works of authorship and tangible works of expression in and to the Software, including derivative works, all copyrightable works, all copyrights, and all applications, registrations, and renewals, extensions and reversion in connection therewith (registered or unregistered), and all other rights corresponding thereto throughout the world (including all moral and economic rights, however denominated) (“Copyrights”);

d)	all common law, statutory, treaty and convention rights with regards to the Software and any element in this section;

e)	all property rights, moral rights, ownership and other proprietary rights in and related to the Software;

f)	all worldwide forms of protection and rights in, to and under all elements of this section; and the right and power to assert, defend and recover title thereto and the right to sue for and recover damages for past, present and future infringement, misuse, misappropriation or other violation thereof;

g)	all technical and descriptive materials and documentation (including all copies in whatever form, including digital or electronic copies) relating to the acquisition, design, development, use or maintenance of the Software and of any and all intellectual property therein (collectively “Technical Documentation”);

h)	all works in progress, updates, upgrades and improvements in and related to the Software, including associated computer programming code (including both object code and source code versions thereof), documentation (including user manuals and other written materials that relate to particular code or databases), materials useful for design (including logic manuals, flow charts, and principles of operation), and other written materials or tangible items used by Seller in the development and maintenance of the Software;

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i)	all transferable rights to use third party intellectual property acquired by license or agreement by Seller to the extent related to the Software; and

j)	all documentation related to any of the above.

(and each of (a) to (j) above, a “Purchased Asset” and collectively the “Purchased Assets”);

Section 1.02 Purchase Price. The aggregate purchase price for the Software and the other Purchased Assets shall be Fifteen Million US Dollars ($15,000,000) (the “Purchase Price”). Buyer shall pay the Purchase Price to Parent, for the account of Seller, at the Closing by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Parent in writing to Buyer.

Section 1.03 Allocation of Purchase Price. Seller and Buyer agree that the Purchase Price is entirely allocated to the Software in its whole, and that although a list of Purchased Assets is provided for specificity, all Purchased Assets are and form an integral and indivisible part of the Software, with no individual value other than as a whole as part of the Software.

Section 1.05 Third Party Consents. To the extent that Seller’s rights under any Purchased Asset may not be assigned to Buyer without the consent of another Person, Seller, at its expense, shall use its commercially reasonable efforts to obtain any such required consent(s) as promptly as possible. Buyer acknowledges and agrees that, notwithstanding the foregoing sentence and any other provision in this Agreement to the contrary, Seller (i) shall have no obligation to transfer any open source code that is not transferrable and (ii) shall have no liability or other obligation to Buyer to the extent that any Purchased Asset cannot be assigned due to illegality or impossibility of transfer based on the laws or rules of any jurisdiction. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. For purposes of this Agreement, “Person” means any individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

Article II
Closing

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the closing of the transactions contemplated by the US Software Purchase Agreement (the “Closing Date”).

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Section 2.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer a bill of sale in the form of Schedule 2.02(a) hereto (the “Bill of Sale”) and duly executed by Seller, transferring all of Seller’s rights, title and interest in and to the Software and the other Purchased Assets to Buyer.

(b) At the Closing, Buyer shall deliver to Parent the Purchase Price.

Section 2.03 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party shall take all such reasonable necessary action to (a) execute and deliver to each other such other documents and (b) do such other acts and things as a Party may reasonably request for the purpose of carrying out the intent of this Agreement.

Article III
Representations and Warranties of Parent

Except as disclosed in writing to Buyer in schedules attached to this Agreement, Parent represents and warrants to Buyer that the statements contained in this Article are true, complete and correct as of the Closing Date.

Section 3.01 Organization and Authority of Parent and Seller; Enforceability. Each of Parent and Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary corporate power and authority to own, operate and lease its assets and to carry on its business as it is currently conducted. Parent and Seller have all requisite power and authority necessary to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Seller and Parent of this Agreement have been duly and validly approved by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and Parent and is legal, valid and binding obligation of Seller and Parent enforceable against Seller and Parent in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.

Section 3.02 All Software. The Software and the US Software comprise all of the software owned by the Group Companies.

Article IV
Representations and Warranties of Buyer

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is duly organized, validly existing and in good standing under the laws Quebec, Canada, with the necessary corporate power and authority to own, operate and lease its assets and to carry on its business as it is currently conducted. Buyer has all requisite power and authority necessary to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer of this Agreement has been duly and validly approved by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and is legal, valid and binding obligation of Seller and Parent enforceable against Buyer in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.

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Article V
Indemnification

Section 5.01 Survival. Subject to the terms, conditions and limitations set forth in this Agreement and in Article 7 of that certain Equity Purchase Agreement by and between Parent and Evolving Systems Holdings Ltd., a limited corporation incorporated under the laws of England and Wales, on the one hand, and Buyer, Investissements RIV Europe Limitee, a Quebec corporation, and Said Hini, an individual, on the other hand (the “Equity Purchase Agreement”), the representations and warranties contained herein shall survive as and be treated as “Fundamental Representations” under the Equity Purchase Agreement.

Section 5.02 Indemnification by Parent. Parent shall indemnify Buyer and the Buyer Indemnified Parties in accordance with the terms set forth in Article 7 of the Equity Purchase Agreement.

Section 5.03 Indemnification by Buyer. Buyer shall indemnify Seller and the Seller Indemnified Parties in accordance with the terms set forth in Article 7 of the Equity Purchase Agreement.

Article VI
Miscellaneous

Section 6.01 Expenses. Each Party shall bear their own costs and expenses in relation with this Agreement.

Section 6.02 Notices. All notices, requests, claims, demands, disclosures and other communications required or permitted to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, or by email to the individuals designated for the Parties in Section 8.7 of the Equity Purchase Agreement. Any such notice, request, claim, demand, disclosure or other communication shall be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service, (c) the day of sending, if sent by email prior to 5:00 p.m. (Eastern time) on any Business Day or the next succeeding Business Day if sent by email after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day.

Section 6.03 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

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Section 6.04 Entire Agreement. This Agreement and the documents to be delivered hereunder, together with the Transaction Documents (as defined in the Equity Purchase Agreement), constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder (including the Schedules), the statements in the body of this Agreement will control.

Section 6.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 6.06 Amendment, Modification & Waiver. This Agreement may be amended, modified or supplemented, and any provision hereof shall be waived, only by an agreement in writing signed by each Party hereto. No delay in exercising any right or remedy hereunder shall be construed as a waiver thereof.

Section 6.07 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as an original signed copy (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

Section 6.09 No Third Party Beneficiaries. Nothing expressed, implied or referred to in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the Parties that the Agreement be for the sole and exclusive benefit of such Parties and their respective successors and permitted assigns, and not for the benefit of any other Person.

Section 6.10 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 6.11 Condition to Closing. Notwithstanding any other section of this Agreement, it is expressly agreed that the Closing is conditioned upon the satisfaction or waiver of all conditions precedent to closing set forth in the Equity Purchase Agreement. The consideration payable hereunder is separate and distinct from the consideration payable under the Equity Purchase Agreement. The Parties acknowledge and agree that the Closing shall be deemed to occur immediately prior to the consummation of the transactions contemplated by the Equity Purchase Agreement. This Agreement shall terminate automatically upon the termination of the Equity Purchase Agreement.

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Section 6.12 Waiver. Any failure of a Party to comply with any obligation herein may be waived by the other Party only by a written instrument signed by the Party granting such waiver. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof or estoppel with respect thereto.

Section 6.13 Public Announcements. Each Party agrees not to make any public announcement in regard to the transactions contemplated by this Agreement without the other Party’s prior consent, except as may be required by law, in which case the Parties shall use reasonable efforts to coordinate with each other with respect to the timing, form and content of such required disclosures.

Section 6.14 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to conflict of law rules that would require the application of the laws of another jurisdiction.

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IN WITNESS WHEREOF, each of the undersigned has executed this Software Purchase Agreement as of the date first written above.

SELLER:	EVOLVING SYSTEMS LIMITED

	By:	/s/ Matthew Stecker
Name: Matthew Stecker
Title: Chief Executive Officer

PARENT:	EVOLVING SYSTEMS, INC.

	By:	/s/ Matthew Stecker
Name: Matthew Stecker
Title: Chief Executive Officer

[Signature Page to UK Software Purchase Agreement]

BUYER:	ETI-NET INC.

	By:	/s/ Dan Charron
Name: Dan Charron
Title: Chief Executive Officer

[Signature Page to UK Software Purchase Agreement]

Exhibit 99.1

EVOLVING SYSTEMS ENTERS DEFINITIVE AGREEMENTS TO SELL ACTIVATION AND MARKETING BUSINESSES TO PARTNERONE CAPITAL FOR $40 MILLION

Proposed Transaction Expected to Result in Debt Free Balance Sheet with approximately $37.5 Million Cash at Closing

ENGLEWOOD, Colorado October 18, 2021 — On October 15, 2021, Evolving Systems, Inc. (NASDAQ:EVOL) entered into definitive agreements to sell all of the assets of its Customer Acquisition and Network Services division (‘Activation’) as well as its CVML and Loyalty Business (‘Marketing’) to PartnerOne Capital for a base purchase price of $40 million. The proposed transaction, which has been approved by the Board of Directors of both companies, is subject to various terms and conditions, including approval by Evolving Systems’ stockholders. Evolving Systems expects to file a preliminary proxy statement regarding the proposed transaction with the U.S. Securities & Exchange Commission within 30 days.

At the closing, Evolving Systems expects to receive $37.5 million of the base purchase price in cash (subject to adjustment for net cash), with the remaining $2.5 million placed in escrow as security for Evolving Systems’ indemnification obligations. The escrowed funds will be released to Evolving Systems on the first business day following the one-year anniversary of the closing, less any portion used to make indemnification payments to PartnerOne.

“PartnerOne is very excited to take Evolving Systems to the next level, by continuing to serve its customers with the industry's leading software and best-in-class customer service. We look forward to building a strong team and a positive work environment with the incredible people that make Evolving Systems the global leader in its category today.” said Riz Khaliq from PartnerOne.

“At closing, we anticipate that Evolving Systems will have a debt free balance sheet with approximately $37.5 million in cash and cash equivalents” said Matthew Stecker, President & CEO of Evolving Systems. “The Board of Directors has established an investment committee to evaluate options to maximize the value of the Company’s assets, including, but not limited to, identifying potential opportunities to invest in or acquire one or more operating businesses that provide opportunities for appreciation in value and/or returning cash to shareholders.”

Evolving Systems’ largest stockholder and holder of approximately 20.8% of Evolving Systems’ issued and outstanding common stock has entered into a voting agreement to vote in favor of the proposed transaction, subject to certain terms and conditions contained therein.

The proposed transaction includes a “go-shop” period expiring on November 15, 2021. During this period, Evolving Systems, assisted by its legal and financial advisors, will actively initiate, solicit and consider alternative acquisition proposals from third parties. The Evolving Systems board will have the right to terminate the proposed transaction with PartnerOne, and enter into a superior transaction, subject to the terms and conditions contained in the purchase agreements executed by Evolving Systems and PartnerOne. There can be no assurance that this “go-shop” process will result in a superior proposal, and Evolving Systems does not intend to disclose developments with respect to the “go-shop” process unless and until it determines that such disclosure is appropriate or otherwise required.

About Evolving Systems®

Evolving Systems, Inc. (NASDAQ: EVOL) empowers Communications Service Providers (CSPs) to succeed in fast-changing, disruptive telecom environments. This is achieved through a combination of People, Processes, and Platforms and empowers CSPs to activate, engage, and retain their customers. Evolving Systems’ real-time digital engagement solutions and services are used by more than 90 service providers in over 60 countries worldwide. The Company’s portfolio includes CSP market-leading solutions and services for network provisioning and resource management, enhancing the digital sales and distribution channels, service activation, real-time analytics, customer value management and loyalty. Founded in 1985, the Company has its headquarters in Englewood, Colorado, with offices in Asia, Europe, Africa, South America and North America. For more information, please visit www.evolving.com or follow us on Twitter at http://twitter.com/EvolvingSystems.

THIS PRESS RELEASE DOES NOT CONSTITUTE A SOLICITATION OF PROXIES

In connection with the proposed transaction, Evolving Systems will deliver a Proxy Statement, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Evolving Systems shareholders may obtain a free copy of the proxy statement and other documents that Evolving Systems files with the SEC (when available) from the SEC’s website at www.sec.gov and Evolving Systems’ website at https://www.evolving.com/investors. In addition, the proxy statement and other documents filed by Evolving Systems with the SEC (when available) may be obtained from Evolving Systems free of charge by directing a written request to Corporate Secretary, Evolving Systems, Inc., 9800 Pyramid Court, Suite 400, Englewood, Colorado, 80112. Phone: (303) 802-1000.

Evolving Systems and certain of its directors and executive officers may be deemed to participate in the solicitation of proxies from the shareholders of Evolving Systems in connection with the proposed transaction. Information about the directors and officers of Evolving Systems and their ownership of Evolving Systems common stock will be set forth in the proxy statement to be delivered for the proposed transaction.

CAUTIONARY STATEMENT

Certain statements in this communication constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “see,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to Evolving Systems’ future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this communication are forward-looking statements that involve risks and uncertainties that may cause Evolving Systems’ actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreements with PartnerOne; the failure to obtain the approval of Evolving Systems’ stockholders or required third party consents or the failure to satisfy any of the other closing conditions to the purchase agreements with PartnerOne; potential disruption of management’s attention from Evolving Systems’ ongoing business operations due to the transaction; the effect of the announcement of the proposed PartnerOne transaction on the ability of Evolving Systems to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; general business conditions; changes in overall economic conditions that impact consumer spending; the impact of competition; and other factors which are often beyond the control of Evolving Systems, as well other risks listed in Evolving Systems’ Form 10-K filed March 17, 2021 with the Securities and Exchange Commission and risks and uncertainties not presently known to Evolving Systems or that Evolving Systems currently deems immaterial. Evolving Systems wishes to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. Evolving Systems does not undertake any obligation to update forward-looking statements, except as required by law.

Investor Relations Contact: Alice Ahern, Investor Relations

Evolving Systems Tel: 1-844-732-5898

Email: investors@evolving.com